Exhibit 4.1

CARRIAGE SERVICES, INC.

7.875% Senior Notes due 2015

INDENTURE

Dated as of January 27, 2005

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Trustee

i

ARTICLE XI

MISCELLANEOUS

Section 11.1	Trust Indenture Act Controls
Section 11.2	Notices
Section 11.3	Communication by Holders with other Holders
Section 11.4	Certificate and Opinion as to Conditions Precedent
Section 11.5	Statements Required in Certificate or Opinion
Section 11.6	When Securities Disregarded
Section 11.7	Legal Holidays
Section 11.8	Governing Law
Section 11.9	No Personal Liability of Directors, Officers, Employees and Stockholders
Section 11.10	Successors
Section 11.11	Multiple Originals; Counterparts
Section 11.12	Severability
Section 11.13	Consent to Jurisdiction
Section 11.14	Table of Contents; Headings
Section 11.15	No Adverse Interpretation of Other Agreements

EXHIBITS

Exhibit A – Form of Security
Exhibit B – Form of Certificate of Transfer
Exhibit C – Form of Certificate of Exchange
Exhibit D – Form of Notation of Subsidiary Guarantee
Exhibit E – Form of Supplemental Indenture to be Delivered by Future Guarantors
Exhibit F – Form of Certificate to be Delivered by Institutional Accredited Investors

THIS INDENTURE, dated as of January 27, 2005, is among Carriage Services, Inc., a Delaware corporation (the “Company”), each of the Guarantors (as defined herein), and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company’s 7.875% Senior Notes due 2015 issued on the date hereof (the “Initial Securities”), the Holders of Additional Securities (as defined herein) and, if and when issued in exchange for the Initial Securities or any Additional Securities as provided in a Registration Rights Agreement (as hereinafter defined), the Company’s 7.875% Senior Notes due 2015 provided in exchange for such Initial Securities or Additional Securities:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1                                      Definitions

“144A Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Securities sold in reliance on Rule 144A.

“Acquired Debt” means, with respect to any specified Person:

(1)                                  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2)                                  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Additional Interest” means the additional interest, if any, owing on any Securities pursuant to the related Registration Rights Agreement.

“Additional Securities” means any Securities (other than the Initial Securities, the Private Exchange Securities or the Exchange Securities) issued under this Indenture in accordance with Sections 2.2 and 4.3 hereof, as part of the same series as the Initial Securities to the extent outstanding and any Exchange Securities then outstanding.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control for such purpose.  For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear or Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1)                                  the sale, lease, conveyance or other disposition of any assets, including, without limitation, by means of a Sale/Leaseback Transaction, provided that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole will be governed by Section 4.11 hereof and/or Section 5.1 hereof and not by the provisions of Section 4.7 hereof; and

(2)                                  the issuance of Equity Interests by any of the Company’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

(1)                                  any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $1.0 million;

(2)                                  a transfer of assets between or among the Company and its Restricted Subsidiaries;

(3)                                  an issuance of Equity Interests by a Restricted Subsidiary to the Company or to another Restricted Subsidiary;

(4)                                  a disposition of Cash Equivalents in the ordinary course of business;

(5)                                  the sale or lease of equipment, inventory (including cemetery plots or crypts) or other assets in the ordinary course of business;

(6)                                  a Restricted Payment that is permitted by Section 4.4 hereof;

(7)                                  the creation or perfection of a Permitted Lien; and

(8)                                  any sale of assets that are purchased by the Company or any Restricted Subsidiary thereof after the Issue Date as part of an acquisition of a group of funeral homes or cemeteries or other assets that are part of a Permitted Business and then sold (other than to an Affiliate of the Company) no later than 90 days after such acquisition in a transaction in which the Company or such Restricted Subsidiary receives consideration at least equal to the Fair Market Value of such assets and the proceeds of which are used to repay Indebtedness (other than Subordinated Indebtedness) incurred to acquire such assets.

“Attributable Debt” in respect of a Sale/Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended.  Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.  As used in the preceding sentence, the “net rental payments” under any lease for any such period shall mean the sum of rental and other payments required to be paid with respect to such period by the lessee thereunder, excluding any amounts required to be paid by such lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges.  In the case of any lease that is terminable by the lessee upon payment of penalty, such net rental payment shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule l3d-3 and Rule l3d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as such term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

“Board of Directors” means, with respect to any Person, the board of directors of such Person or any duly authorized committee thereof.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in Houston, Texas, Minneapolis, Minnesota or New York, New York are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability of a Person in respect of a capital lease that would at that time be required to be capitalized on a balance sheet of such Person in accordance with GAAP.

“Capital Stock” means:

(1)                                  in the case of a corporation, corporate stock;

(2)                                  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)                                  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)                                  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means:

(1)                                  United States dollars;

(2)                                  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition;

(3)                                  certificates of deposit and Eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months, demand deposits, trust accounts, time deposits and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $250.0 million and a Thompson Bank Watch Rating of “B” or better (or an equivalent rating by any successor to the business of Thompson Bank Watch, including Fitch Ratings);

(4)                                  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)                                  commercial paper having the highest rating obtainable from Moody’s Investors Service, Inc. (or its successor) or Standard & Poor’s Ratings Services (or its successor) and in each case maturing within 270 days after the date of acquisition; and

(6)                                  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

“Change of Control” means the occurrence of any of the following:

(1)                                  the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole;

(2)                                  the adoption of a plan relating to the liquidation or dissolution of the Company;

(3)                                  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act), becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

(4)                                  the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; or

(5)                                  the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person immediately after giving effect to such issuance.

“Clearstream” means Clearstream Banking, société anonyme, or any successor securities clearance agency.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Commodity Agreement” means any commodity hedging agreement and other agreement or arrangement designed to protect the Company or a Restricted Subsidiary against fluctuations in commodity prices.

“Consolidated EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus:

(1)                                  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(2)                                  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with aspect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(3)                                  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period), impairment and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such amounts were deducted in computing such Consolidated Net Income; minus

(4)                                  non-cash items increasing such Consolidated Net Income for such period, other than items that were accrued in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation, amortization, impairment and other non-cash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute Consolidated EBITDA of the Company only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

“Consolidated Net Income” means, for any period, the consolidated Net Income of the Company and its Restricted Subsidiaries determined in accordance with GAAP; provided that there shall not be included in such Consolidated Net Income:

(1)                                  any Net Income (or loss), of any Person if such Person is not a Restricted Subsidiary, except that:

(a)                                  subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the Net Income of any such Person for such period will be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (2) below); and

(b)                                 the Company’s equity in a net loss of any such Person (other than an unrestricted Subsidiary) for such period will be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)                                  any Net Income (but not loss) of any Restricted Subsidiary if such Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

(a)                                  subject to the limitations contained in clauses (3) and (4) below, the Company’s equity in the Net Income of any such Restricted Subsidiary for such period will be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend (subject, in the case of a dividend to another Restricted Subsidiary, to the limitation contained in this clause); and

(b)                                 the Company’s equity in a net loss of any such Restricted Subsidiary for such period will be included in determining such Consolidated Net Income;

(3)                                  Net Income or loss of any Person for any period prior to the acquisition of such Person by the Company or a Restricted Subsidiary, or the Net Income or loss of any Person who succeeds to the obligations of the Company under the indenture for any period prior to such succession; and

(4)                                  the cumulative effect of a change in accounting principles.

“Continuing Directors” means, as of any date of determination, any member of the Board of Directors of the Company who:

(1)                                  was a member of such Board of Directors on the Issue Date; or

(2)                                  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

“Credit Facilities” means, with respect to the Company or any Guarantor, one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit.

“Currency Agreements”  means, at any time as to the Company and its Restricted Subsidiaries, any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage the Company or any of its Restricted Subsidiaries’ exposure to fluctuations in foreign currency exchange rates.

“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Security” means a certificated Security registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Security shall not bear the Global Security Legend and shall not have the “Schedule of Exchanges of Interests in the Global Security” attached thereto.

“Depositary” means The Depository Trust Company, until a successor shall have been appointed and become such Depositary pursuant to this Indenture and thereafter shall mean its successor.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Securities mature.  Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.4 hereof.

“Equity Interests” mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any underwritten public offering for cash of Equity Interests (other than Disqualified Stock) of the Company registered under the Securities Act (other than on Form S-8 or any successor thereto) or any private placement for cash of Equity Interests (other than Disqualified Stock) other than to an Affiliate of the Company, in each case other than any issuance of securities under any benefit plan of the Company or a Restricted Subsidiary.

“Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear clearance system, or any successor securities clearance agency.

“Exchange Act” means the Securities Exchange Act of 1934 and any successor statute thereto, in each case as amended from time to time.

“Exchange Securities” means Securities issued pursuant to this Indenture in connection with a Registered Exchange Offer pursuant to a Registration Rights Agreement.

“Exchanging Dealer” has the meaning set forth in the appropriate Registration Rights Agreement.

“Fair Market Value” means, with respect to any Asset Sale or Restricted Payment or other item, the price that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by an officer of the Company if such value is less than $5.0 million; provided, however, if the value of such Asset Sale or Restricted Payment or other item is $5.0 million or greater, such determination shall be made in good faith by the Board of Directors of the Company; and provided further if the value of such Asset Sale or Restricted Payment or other item is $10.0 million or greater, such determination shall be made by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

“Fixed Charge Coverage Ratio” means, with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person for such period.  In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, redeems, repurchases or repays any Indebtedness (other than revolving credit borrowings not constituting a permanent commitment reduction) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, redemption, repurchase or repayment of Indebtedness, or such issuance, repurchase or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)                                  acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be given pro forma effect as if they had occurred on the first day of the four-quarter reference period;

(2)                                  the Consolidated EBITDA attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3)                                  the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

“Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1)                                  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts, and other fees and charges incurred in respect of letters of credit or bankers’

acceptance financings, and net payments, if any, pursuant to Interest Rate Agreements; plus

(2)                                  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3)                                  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4)                                  the product of:

(a)                                  all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the Company or a Restricted Subsidiary of the Company, times

(b)                                 a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

For purposes of the foregoing, distributions paid or accrued on the TIDES that are outstanding on the Issue Date shall be deemed to be covered by clause (1) above and not clause (4) above.

“GAAP” means generally accepted accounting principles in the United States of America, as in effect as of the Issue Date.  All ratios and calculations under the indenture based on GAAP measures shall be computed in conformity with GAAP.

“Global Securities” means, individually and collectively, each of the Restricted Global Securities and the Unrestricted Global Securities.

“Global Security Legend” means the legend set forth in Section 2.6(g)(2), which is required to be placed on all Global Securities issued under this Indenture.

“Government Securities” means direct obligations, or certificates representing an ownership interest in such obligations, of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and that are not callable at the issuer’s option.

“Guarantee” means, without duplication, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any other obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                  to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise), or

(2)                                  entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment therefor to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.  The term “Guarantee” used as a verb has a corresponding meaning.

“Guarantors” means each Subsidiary that executes this Indenture as an initial Guarantor, any Restricted Subsidiary of the Company that becomes a Guarantor in accordance with the provisions of this Indenture, and their respective successors and assigns.  Carriage Services Capital Trust is a Restricted Subsidiary but is not a Guarantor under this Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Currency Agreements, Interest Rate Agreements and Commodity Agreements.

“Holder” means a person in whose name a Security is registered on the Registrar’s books.

“IAI Global Security” means a Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities transferred to Institutional Accredited Investors.

“Indebtedness” means, with respect to any specified Person, without duplication,

(1)                                  all obligations of such Person, whether or not contingent, in respect of:

(a)                                  the principal component of indebtedness for borrowed money;

(b)                                 the principal component of indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(c)                                  bankers’ acceptances;

(d)                                 Capital Lease Obligations; and

(e)                                  the balance deferred and unpaid of the purchase price of any property due more than six months after the date of acquisition thereof, except any such balance that constitutes a trade payable;

(2)                                  all net obligations in respect of Hedging Obligations;

(3)                                  all liabilities of others of the kind described in the preceding clause (1) or (2) that such Person has Guaranteed or that are otherwise its legal responsibility;

(4)                                  Indebtedness (as otherwise defined in this definition) of another Person secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, the amount of such obligations being deemed to be the lesser of

(a)                                  the full amount of such obligations so secured and

(b)                                 the Fair Market Value of such asset;

(5)                                  Disqualified Stock of such Person or a Restricted Subsidiary in an amount equal to the greater of the maximum mandatory redemption or repurchase price (not including, in either case, any redemption or repurchase premium) or the liquidation preference thereof; and

(6)                                  Attributable Debt in respect of a Sale/Leaseback Transaction.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Security through a Participant.

“Initial Purchasers” means with respect to the Initial Securities, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Banc of America Securities LLC, and with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities from the Company.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that is not a QIB.

“Interest Payment Date,” when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

“Interest Rate Agreements” means, with respect to the Company and its Restricted Subsidiaries, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and other agreements or arrangements designed to protect such Person against fluctuations in interest rates, with respect to any floating rate Indebtedness that is permitted to be incurred under this Indenture.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.  If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the third to last paragraph of Section 4.4 hereof.

“Issue Date” means January 27, 2005.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Net Available Proceeds” means the aggregate cash or Cash Equivalents received by the Company or any of its Restricted Subsidiaries as proceeds in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of, without duplication:

(1)                                  the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, recording fees, title transfer fees and any relocation expenses incurred as a result thereof;

(2)                                  taxes paid or payable as a result thereof, in each case after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3)                                  amounts required to be applied to the permanent repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale; and

(4)                                  any reserve established in accordance with GAAP against liabilities associated with such Asset Sale or any amount placed in escrow for adjustment in respect of the purchase price of such Asset Sale, until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Available Proceeds shall be increased by the amount of the reserve so reversed or the amount returned to the Company or its Restricted Subsidiaries from such escrow arrangement, as the case may be.

“Net Cash Proceeds,” with respect to any issuance or sale of Equity Interests, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees and charges actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result of such issuance or sale (after taking into account any available tax credit or deductions and any tax sharing arrangements).

“Net Income” means, with respect to any Person, the consolidated net income (loss) of such Person and its Restricted Subsidiaries, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1)                                  any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

(2)                                  any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

“Non-Recourse Debt” means Indebtedness:

(1)                                  as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender with respect to such Indebtedness; and

(2)                                  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

For purposes of determining compliance with Section 4.3, in the event that any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller or the Secretary of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by two Officers or by an officer and either an Assistant Treasurer or and Assistant Secretary of the Company (for which in the case of the annual Officers’ Certificate delivered pursuant to Section 4.16, at least one of such Officers shall be the principal executive officer, principal financial officer or principal accounting officer of the Company) and that complies with Sections 11.4 and 11.5 of this Indenture and is delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee and that complies with Sections 11.4 and 11.5 of this Indenture and is delivered to the Trustee.  The counsel may be an employee of or counsel to the Company.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to The Depository Trust Company, shall include Euroclear and Clearstream).

“Permitted Business” means any business conducted or proposed to be conducted (as described in the offering memorandum relating to the issuance of the Initial Securities) by the Company and its Restricted Subsidiaries on the Issue Date and any other business reasonably related, ancillary, complementary or incidental thereto or reasonable extensions or expansions thereof.

“Permitted Investments” means:

(1)                                  any Investment in the Company or in a Restricted Subsidiary of the Company;

(2)                                  any Investment in Cash Equivalents;

(3)                                  any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a)                                  such Person becomes a Restricted Subsidiary of the Company; or

(b)                                 such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its properties or assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(4)                                  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.7 hereof;

(5)                                  any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

(6)                                  receivables owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(7)                                  Capital Stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(8)                                  Hedging Obligations, which transactions or obligations are incurred in the ordinary course of business in compliance with Section 4.3 hereof;

(9)                                  Investments in funds received by the Company and its Restricted Subsidiaries in the ordinary course of business, which funds are held in trust for the benefit of others by the Company or such Restricted Subsidiary, as the case may be, in or by any perpetual care trust, merchandise trust, pre-need trust, preconstruction trust or other trust arrangements established by the Company or any of its Restricted Subsidiaries or their predecessors in accordance with applicable laws, regulations and interpretations; and

(10)                            other Investments in any Person having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) since the Issue Date, not to exceed $10.0 million.

“Permitted Liens” means:

(1)                                  Liens on any property or assets of the Company and any Guarantor securing Indebtedness under Credit Facilities incurred in accordance with, and subject to the limits of, clause (1) of Section 4.3(b);

(2)                                  Liens in favor of the Company or the Guarantors;

(3)                                  Liens on any property or assets of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and not incurred in contemplation thereof and do not extend to any property or assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary;

(4)                                  Liens on any property or assets existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property or assets of the Company or the Restricted Subsidiary;

(5)                                  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6)                                  Liens existing on the Issue Date;

(7)                                  Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Company and its Restricted Subsidiaries in the ordinary course of business;

(8)                                  Liens securing Permitted Refinancing Indebtedness incurred to refinance Indebtedness that was previously so secured as permitted hereby, provided that any such Lien is limited to all or part of the same property or assets (plus improvements, accessions, proceeds or dividends or distributions in respect thereof) that secured (or, under the written arrangements under which the original

Lien arose, could secure) the Indebtedness being refinanced or is in respect of property that is the security for a Permitted Lien hereunder;

(9)                                  Liens securing Hedging Obligations of the Company or any of its Restricted Subsidiaries, which transactions or obligations are incurred in the ordinary course of business for bona fide hedging purposes (and not financing or speculative purposes) of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(10)                            Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of Section 4.3(b); provided that any such Lien (i) covers only the assets acquired, constructed or improved with such Indebtedness and (ii) is created within 180 days of such acquisition, construction or improvement; and

(11)                            other Liens incurred in the ordinary course of business of the Company and its Restricted Subsidiaries with respect to Indebtedness in an aggregate principal amount, together with all Indebtedness incurred to refund, refinance or replace such Indebtedness (or refinancings, refundings or replacements thereof), that does not exceed $5.0 million at any one time outstanding.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)                                  the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of, plus premium, if any, and accrued interest on the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith);

(2)                                  (a)                                  if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is earlier than the final maturity date of the Securities, the Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded, or

(b)                                 if the final maturity date of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded is later than the final maturity date of the Security, the Permitted Refinancing Indebtedness has a final maturity date at least 91 days later than the final maturity date of the Securities;

(3)                                  the Permitted Refinancing Indebtedness has a Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, deferred or refunded;

(4)                                  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities or a Subsidiary Guarantee, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Securities or such Subsidiary Guarantee on terms at least as favorable, taken as a whole, to the Holders of Securities as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(5)                                  such Indebtedness is not incurred by a Restricted Subsidiary (other than a Guarantor) if the Company or a Guarantor is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided, however, that a Restricted Subsidiary that is also a Guarantor may guarantee Permitted Refinancing Indebtedness incurred by the Company, whether or not such Restricted Subsidiary was an obligor or guarantor of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; provided further, however, that if such Permitted Refinancing Indebtedness is subordinated to the Securities, such Guarantee shall be subordinated to such Restricted Subsidiary’s Subsidiary Guarantee to at least the same extent.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subsidiary thereof or any other entity.

“Private Exchange” means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Securities held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Securities.

“Private Exchange Securities” means any Securities issued in connection with a Private Exchange.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) to be placed on all Securities issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means any “qualified institutional buyer” (as defined under Rule 144A).

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

“Registered Exchange Offer” means an offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Securities or Additional Securities that have not been registered under the Securities Act, as the case may be, to issue and deliver to such Holders, in exchange for their Securities, a like aggregate principal amount of Exchange Securities that have been registered under the Securities Act.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Company, the Guarantors and the Initial Purchasers, or any similar registration rights agreement with respect to Additional Securities.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Security” means a permanent Global Security substantially in the form of Exhibit A hereto bearing the Global Security Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Securities initially sold in reliance on Regulation S.

“Restricted Definitive Security” means a Definitive Security bearing the Private Placement Legend.

“Restricted Global Security” means a Global Security bearing the Private Placement Legend (including a Regulation S Global Security).

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated the Securities Act.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby the Company or a Restricted Subsidiary thereof transfers such property to a Person and the Company or a Restricted Subsidiary leases it from such Person.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means securities issued under this Indenture.  The Initial Securities, the Exchange Securities, the Private Exchange Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, and unless otherwise provided or the context otherwise requires, all references to the Securities shall include the Initial Securities, the Exchange Securities, the Private Exchange Securities and the Additional Securities.

“Securities Act” means the Securities Act of 1933 and any successor statute thereto, in each case as amended from time to time.

“Securities Custodian” means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor Person, and shall initially be the initial Registrar.

“Shelf Registration Statement” means the shelf registration statement issued by the Company in connection with the offer and sale of Initial Securities or Private Exchange Securities pursuant to a Registration Rights Agreement.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means Indebtedness of the Company (or a Guarantor) that is subordinated or junior in right of payment to the Securities (or a Subsidiary Guarantee, as appropriate) pursuant to a written agreement to that effect.

“Subsidiary” means any subsidiary of the Company.  A “subsidiary” of any Person means:

(1)                                  a corporation, limited liability company or similar entity a majority of whose Voting Stock is at the time, directly or indirectly owned by such Person, by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person; or

(2)                                  a partnership, joint venture or similar entity, in which such Person or a subsidiary of such Person is, at the date of determination, in the case of a partnership, a general or limited partner of such partnership, and, in the case of each of the foregoing entities, is entitled to receive more than 50 percent of the assets of such entity upon its dissolution.

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Securities pursuant to the provisions of Article X hereof.

“TIDES” means the preferred term income deferrable equity securities issued by Carriage Services Capital Trust and outstanding on the Issue Date.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unrestricted Definitive Security” means one or more Definitive Securities that do not bear and are not required to bear the Private Placement Legend.

“Unrestricted Global Security” means a permanent Global Security substantially in the form of Exhibit A attached hereto that bears the Global Security Legend and that has the “Schedule of Exchanges of Interests in the Global Security” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Securities that do not bear the Private Placement Legend.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1)                                  has no Indebtedness other than Non-Recourse Debt;

(2)                                  is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary of the Company unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Company;

(3)                                  is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results;

(4)                                  such Subsidiary, either alone or in the aggregate with all other Unrestricted Subsidiaries, does not operate, directly or indirectly, all or substantially all of the business of the Company and its Subsidiaries; and

(5)                                  has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries.

The Board of Directors of the Company may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default.  If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by the Company and its Restricted Subsidiaries in the Subsidiary so designated, will be deemed to be an Investment made as of the time of such designation and will reduce the amount available for Restricted Payments under clause (1) of Section 4.4(a) hereof or represent Permitted Investments, as applicable.  All such outstanding Investments will be valued at their Fair Market Value at the time of such designation.  That designation will only be permitted if such Restricted Payment would be so permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by Section 4.4, in which case such designation shall be effective as of the date specified in such resolution hereof.  If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under Section 4.3 hereof, the Company shall be in default of such covenant.

The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under Section 4.3 hereof, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without reference to the occurrence of any contingency) to vote in the election of the Board of Directors (or similar governing body) of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)                                  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)                                  the sum of all such payments.

“Wholly-Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock of which (other than directors’ qualifying shares) shall at the time be owned by such Person and/or by one or more other Wholly-Owned Restricted Subsidiaries of such Person.

Section 1.2                                      Other Definitions

“Affiliate Transaction”	Section 4.8(a)
“Asset Sale Offer”	Section 4.7(c)
“Asset Sale Payment”	Section 4.7(c)
“Asset Sale Payment Date”	Section 4.7(d)
“Authenticating Agent”	Section 2.2
“Change of Control Offer”	Section 4.11(a)

“Change of Control Payment”	Section 4.11(a)
“Change of Control Payment Date”	Section 4.11(a)
“covenant defeasance option”	Section 8.1(b)
“Defaulted Interest”	Section 2.11
“Event of Default”	Section 6.1
“Excess Proceeds”	Section 4.7(c)
“incur”	Section 4.3(a)
“Initial Securities”	Preamble
“legal defeasance option”	Section 8.1(b)
“Legal Holiday”	Section 11.7
“Obligations”	Section 10.1
“Paying Agent”	Section 2.3
“Payment Default”	Section 6.1(6)
“Permitted Indebtedness”	Section 4.3(b)
“Registrar”	Section 2.3
“Restricted Payment”	Section 4.4(a)

Section 1.3                                      Incorporation by Reference of Trust Indenture Act

Whether or not qualified under the Trust Indenture Act, this Indenture is deemed to be subject to the provisions of the Trust Indenture Act that are applicable to all indentures qualified thereunder, such provisions being incorporated by reference in and made a part of this Indenture.  The following Trust Indenture Act terms have the following meanings:

“Commission” means the SEC;

“indenture securities” means the Securities;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the indenture securities means the Company and any other obligor (including any Guarantor) on the indenture securities.

All other Trust Indenture Act terms used in this Indenture that are defined by the Trust Indenture Act, defined by the Trust Indenture Act by reference to another statute or defined by an SEC rule have the meanings assigned to them by such definitions.

Section 1.4                                      Rules of Construction

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  “including” means including without limitation;

(5)                                  words in the singular include the plural and words in the plural include the singular;

(6)                                  references to sections of or rules under the Exchange Act or the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time; and

(7)                                  “herein,” “hereof” and other words of similar import refer to this Indenture as a whole (as amended or supplemented from time to time) and not to any particular Article, Section or other subdivision.

ARTICLE II

THE SECURITIES

Section 2.1                                      Form and Dating

(a)                                  General.  The Securities and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.  The notations of Subsidiary Guarantees on the Securities shall be substantially in the form of Exhibit D hereto.  The Securities may have other notations, legends or endorsements required by law, stock exchange rule or usage.  Each Security shall be dated the date of its authentication.  The Securities shall be in denominations of $1,000 and integral multiples thereof.

The terms and provisions contained in the Securities shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  However, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling to the extent permitted by law.

(b)                                 Global Securities.  Securities issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Security Legend thereon and the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Securities issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Security Legend thereon and without the “Schedule of Exchanges of Interests in the Global Security” attached thereto).  Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, transfers of interests and redemptions.  Any endorsement of a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Securities represented thereby shall be made by the Trustee, as Registrar and Securities Custodian, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Securities offered and sold to QIBs in reliance on Rule 144A shall be issued initially in the form of one or more 144A Global Securities, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  If beneficial interests in any such 144A Global Security or in any Regulation S Global Security are transferred to an Institutional Accredited Investor, then, for so long as the Applicable Procedures shall so permit, such beneficial interests shall be represented by an IAI Global Security having an initial principal amount equal to the aggregate amount of such beneficial interests, and such IAI Global Security shall be deposited on behalf of the beneficial owners of the Securities represented thereby with the Securities Custodian and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.  Securities offered and sold in reliance on Regulation S shall be issued initially in the form of a Regulation S Global Security, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities and registered in the name of the Depositary or the nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

(c)                                  Euroclear and Clearstream Procedures Applicable.  The procedures of Euroclear and Clearstream shall be applicable to transfers of beneficial interests in the Global Securities that are held by Participants through Euroclear or Clearstream.

Section 2.2                                      Execution and Authentication

One Officer shall sign the Securities for the Company by manual or facsimile signature.  One Officer shall sign each notation of Subsidiary Guarantee for each Guarantor by manual or facsimile signature.

If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

A Security shall not be valid until an authorized signatory of the Trustee manually authenticates the Security.  The signature of the Trustee on a Security shall be conclusive evidence that such Security has been duly and validly authenticated and issued under this Indenture.  The form of Trustee’s certificate of authentication to be borne by the Securities shall be substantially as set forth in Exhibit A hereto.

Each Security shall be dated the date of its authentication.

The Trustee shall authenticate and deliver: (i) Initial Securities for original issue in an aggregate principal amount of $130 million, (ii) if and when issued, Additional Securities (which may be in the form of Initial Securities or in the form of Exchange Securities), (iii) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Rights

Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, and (iv) Private Exchange Securities for issue only in a Private Exchange pursuant to a Registration Rights Agreement, and only in exchange for Initial Securities or Additional Securities of an equal principal amount, in each case upon a written order of the Company signed by one Officer of the Company.  Such order shall specify the amount of the Securities to be authenticated and the date on which the original issue of Securities is to be authenticated and whether the Securities are to be in the form of Initial Securities or Exchange Securities.  The Company may issue Additional Securities under this Indenture subsequent to the Issue Date, subject to Section 4.3 of this Indenture; provided, however, in no event may the Company issue any Additional Securities at a price that would cause such Additional Securities to have “original issue discount” within the meaning of Section 1273 of the Code.

The Trustee may appoint an agent (the “Authenticating Agent”) reasonably acceptable to the Company to authenticate the Securities.  Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

Section 2.3                                      Registrar and Paying Agent

The Company shall at all times maintain in the continental United States an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”), and it shall maintain an office or agency in the City and State of New York where Securities may be presented for payment (the “Paying Agent”).  The Registrar shall keep a register of the Securities and of their transfer and exchange.  The Company may have one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar, and the term “Paying Agent” includes any such additional paying agent.  The Company may change any Paying Agent or Registrar without notice to any Holder.  The Company shall notify the Trustee in writing of the name and address of any Agent not named in this Indenture.  If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, and such agreement shall incorporate the TIA’s provisions of this Indenture that relate to such Agent.  The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

The Company initially appoints the Trustee as Registrar and Securities Custodian at its office indicated in Section 11.2. Initially, the office or agency of the Company in the City and State of New York where Securities may be presented for payment is Wells Fargo Corporate Trust, c/o DTC, 1st Floor, TADS Department, 55 Water Street, New York, New York 10041.

Section 2.4                                      Paying Agent To Hold Money in Trust

By at least 11:00 a.m. (New York City time) on the date on which any principal, premium, if any, or interest on any Security is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium, if any, and interest when due.  The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by such Paying Agent for the payment of principal, premium, if any, and interest (if any) on the Securities and shall notify the Trustee of any default by the Company in making any such payment.  If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund.  The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent.  Upon complying with this Section 2.4, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee.  Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Securities or, if it does not at such time maintain an office in the City and State of New York where Securities may be presented or surrendered for payment, then it shall cause such a Paying Agent to be appointed.

Section 2.5                                      Holder Lists

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a).  If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, and the Company shall otherwise comply with TIA Section 312(a).

Section 2.6                                      Transfer and Exchange

(a)                                  Transfer and Exchange of Global Securities.  A Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  Owners of beneficial interests in Global Securities shall not be entitled to receive Definitive Securities unless:

(1)                                  the Company delivers to the Trustee and the Registrar notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 90 days after the date of such notice from the Depositary; or

(2)                                  there has occurred and is continuing an Event of Default and DTC notifies the Trustee and the Registrar of its decision to exchange the Global Securities for Definitive Securities.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Securities shall be issued in such names as the Depositary shall instruct the Trustee and the Registrar.  Global Securities also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and Section 2.9 hereof.  Every Security authenticated and delivered in exchange for, or in lieu of, a Global Security or any portion thereof, pursuant to this Section 2.6, Section 2.7 or Section 2.9 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Security.  A Global Security may not be exchanged for another Security other than as provided in this Section 2.6(a) however, beneficial interests in a Global Security may be transferred and exchanged as provided in Sections 2.6(b) or (f) hereof.

(b)                                 Transfer and Exchange of Beneficial Interests in the Global Securities.  The transfer and exchange of beneficial interests in the Global Securities shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Securities shall be subject to restrictions on transfer comparable to those set forth herein, including those set forth in the Private Placement Legend to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Securities also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)                                  Transfer of Beneficial Interests in the Same Global Security.  Beneficial interests in any Restricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Security in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Security may not be to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Security may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

(2)                                  All Other Transfers and Exchanges of Beneficial Interests in Global Securities.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar (i) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Security in an amount equal to the beneficial interest to be transferred or exchanged; and (ii) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase.

(3)                                  Transfer of Beneficial Interests to Another Restricted Global Security.  A beneficial interest in any Restricted Global Security may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Security if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(A)                              if the transferee will take delivery in the form of a beneficial interest in the 144A Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transferee will take delivery in the form of a beneficial interest in the IAI Global Security, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (3) thereof, and the transferee must deliver a certificate in the form of Exhibit F hereto, and, if such transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(4)                                  Transfer and Exchange of Beneficial Interests in a Restricted Global Security for Beneficial Interests in the Unrestricted Global Security.  A beneficial interest in any Restricted Global Security may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Security or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Security if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(A)                              such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the related Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system to the effect that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Securities or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)                                such transfer is effected by an Exchanging Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the holder of such beneficial interest in a Restricted Global Security proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit C hereto, including the certification in item (1)(a) thereof; or

(ii)                                  if the holder of such beneficial interest in a Restricted Global Security proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Security, a certificate from such holder in the form of Exhibit B hereto, including the certification in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private

Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Security has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Securities in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

Beneficial interests in an Unrestricted Global Security cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Security.

(c)                                  Transfer or Exchange of Beneficial Interests for Definitive Securities.  Beneficial interests in a Global Security may be exchanged or transferred for Definitive Securities only as provided in Section 2.6(a) hereof.

(d)                                 Transfer and Exchange of Definitive Securities for Beneficial Interests.  If issued, Definitive Securities may not be exchanged or transferred for beneficial interests in a Global Security.

(e)                                  Transfer and Exchange of Definitive Securities for Definitive Securities.  Upon request by a Holder of Definitive Securities and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar shall register the transfer or exchange of Definitive Securities.  Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Securities duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by his attorney, duly authorized in writing.  In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)                                  Restricted Definitive Securities to Restricted Definitive Securities.  Any Restricted Definitive Security may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Security if the Registrar receives the following:

(A)                              if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)                                if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)                                if the transfer will be made to an Institutional Accredited Investor, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certification in item (3) thereof, and the transferee must deliver a certificate in the form of

Exhibit F hereto, and, if such transfer is in respect of an aggregate principal amount of Securities of less than $250,000, an Opinion of Counsel reasonably acceptable to the Company and the Registrar that such transfer is in compliance with the Securities Act and any applicable securities laws of any state of the United States.

(2)                                  Restricted Definitive Securities to Unrestricted Definitive Securities.  Any Restricted Definitive Security may be exchanged by the Holder thereof for an Unrestricted Definitive Security or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Security if:

(A)                              such exchange or transfer is effected pursuant to a Registered Exchange Offer in accordance with the related Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal or via the Depositary’s book-entry system to the effect that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Securities or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

(B)                                any such transfer is effected pursuant to a Shelf Registration Statement in accordance with the related Registration Rights Agreement;

(C)                                any such transfer is effected by an Exchanging-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(D)                               the Registrar receives the following:

(i)                                     if the Holder of such Restricted Definitive Securities proposes to exchange such Securities for an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit C hereto, including the certification in item (1)(b) thereof; or

(ii)                                  if the Holder of such Restricted Definitive Security proposes to transfer such Securities to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Security, a certificate from such Holder in the form of Exhibit B hereto, including the certification in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and state “blue sky” laws and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)                                  Unrestricted Definitive Securities to Unrestricted Definitive Securities.  A Holder of Unrestricted Definitive Securities may transfer such Securities to a Person who takes delivery thereof in the form of an Unrestricted Definitive Security.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Security pursuant to the instructions from the Holder thereof.

(f)                                    (1)                                  Registered Exchange Offer.  Upon the occurrence of a Registered Exchange Offer in accordance with the related Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2, the Trustee shall authenticate:

(A)                              one or more Unrestricted Global Securities in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Securities tendered for acceptance by Persons that certify in the applicable Letters of Transmittal or via the Depositary’s book-entry system to the effect that (I) they are not broker-dealers, (II) they are not participating in a distribution of the Exchange Securities and (III) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Registered Exchange Offer; and

(B)                                Unrestricted Definitive Securities in an aggregate principal amount equal to the principal amount of any Restricted Definitive Securities accepted for exchange in the Registered Exchange Offer.

Concurrently with the issuance of such Securities, the Registrar shall cause the aggregate principal amount of the applicable Restricted Global Securities to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate, and deliver to the Persons designated by the Holders of any Definitive Securities so accepted, Definitive Securities in the appropriate principal amount.

(2)                                  If upon consummation of a Registered Exchange Offer, any Initial Purchaser holds Initial Securities acquired by it as part of the initial distribution thereof, the Company, upon written request of such Initial Purchaser, simultaneously with the delivery of the Exchange Securities pursuant to the Registered Exchange Offer shall issue and deliver to such Initial Purchaser and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate, one or more Restricted Global Securities representing Private Exchange Securities in a Private Exchange for the Initial Securities held by such Initial Purchaser, in an aggregate principal amount equal to the Initial Securities so exchanged by such Initial Purchaser in the Private Exchange.

(g)                                 Legends.  The following legends shall appear on the face of all Global Securities and Definitive Securities issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture, until the expiration of the applicable holding period with respect to the Securities set forth in Rule 144(A) under the Securities Act (or, in the case of Securities issued under Regulation S, the expiration of the Restricted Period).

(1)                                  Private Placement Legend.

(A)                              Except as permitted by subparagraph (B) below, each Global Security and each Definitive Security (and all Securities issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES

ACT OF 1933 (THE “SECURITIES ACT”), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR (VI) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.”

(B)                                Notwithstanding the foregoing, any Global Security or Definitive Security issued pursuant to subparagraphs (b)(4), (e)(3) or (f) to this Section 2.6 (and all Securities issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)                                  Global Security Legend.  Each Global Security shall bear a legend in substantially the following form:

“THIS GLOBAL SECURITY IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE

GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE SECURITIES CUSTODIAN MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.6 OF THE INDENTURE, (II) THIS GLOBAL SECURITY MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.6(a) OF THE INDENTURE, (III) THIS GLOBAL SECURITY MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.10 OF THE INDENTURE AND (IV) THIS GLOBAL SECURITY MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)                                 Cancellation and/or Adjustment of Global Securities.  At such time as all beneficial interests in a particular Global Security have been exchanged for Definitive Securities or a particular Global Security has been redeemed, repurchased or canceled in whole and not in part, each such Global Security shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security or for Definitive Securities, the principal amount of Securities represented by such Global Security shall be reduced accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Security, such other Global Security shall be increased accordingly and an endorsement shall be made on such Global Security by the Registrar or by the Depositary at the direction of the Registrar to reflect such increase.

(i)                                     General Provisions Relating to Transfers and Exchanges.

(1)                                  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Securities and Definitive Securities upon the Company’s order or at the Registrar’s request.

(2)                                  No service charge shall be made to a holder of a beneficial interest in a Global Security or to a Holder of a Definitive Security for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge or other fee required by law and payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.9, 3.6, 3.7, 4.7 and 4.11 hereof).

(3)                                  All Global Securities and Definitive Securities issued upon any registration of transfer or exchange of Global Securities or Definitive Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Securities or Definitive Securities surrendered upon such registration of transfer or exchange.

(4)                                  None of the Company, the Trustee or the Registrar shall be required (A) to issue, to register the transfer of or to exchange any Securities during a period of 15 days before the day of any selection of Securities for redemption under Section 3.2 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Securities so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (C) to register the transfer of or to exchange a Security between a record date and the next succeeding Interest Payment Date.

(5)                                  Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal, interest and premium (if any) on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(6)                                  The Trustee shall authenticate Global Securities and Definitive Securities in accordance with the provisions of Section 2.2 hereof.

(7)                                  All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.7                                      Replacement Securities

If any mutilated Security is surrendered to the Registrar or the Company and the Registrar receives evidence to their satisfaction of the destruction, loss or theft of any Security, the Company will issue and the Trustee, upon receipt of a written order of the Company conforming to Section 2.2 hereof, will authenticate a replacement Security (accompanied by a notation of the Subsidiary Guarantees duly endorsed by the Guarantors) if the Registrar’s and the Company’s reasonable requirements are met.  If required by the Registrar or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Registrar, the Trustee and the Company to protect the Company, the Trustee, the Registrar, any other Agent and any Authenticating Agent from any loss that any of them may suffer if a Security is replaced.  The Company may charge for its expenses in replacing a Security.

Every replacement Security is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Securities duly issued hereunder.

Section 2.8                                      Outstanding Securities

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding.  Except as set forth in Section 11.6 hereof, a Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security.

If a Security is replaced pursuant to Section 2.7 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a protected purchaser.

If the principal amount of any Security is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

Section 2.9                                      Temporary Securities

Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities but may have variations that the Company considers appropriate for temporary Securities.  Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Securities in exchange for temporary Securities.  Holders of temporary Securities shall in all respects be entitled to the same benefits under this Indenture as a holder of definitive Securities.

Section 2.10                                Cancellation

The Company at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Securities surrendered for registration of transfer, exchange, payment, replacement or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee and the Registrar to deliver canceled Securities to the Company.  The Company may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee or the Registrar for cancellation.

Section 2.11                                Defaulted Interest

If the Company defaults in a payment of interest (“Defaulted Interest”) on the Securities, the Company shall pay Defaulted Interest (as provided in Section 4.1) in any lawful manner.  The Company may pay the Defaulted Interest to the Persons who are Holders on a subsequent special record date.  The Company shall fix or cause to be fixed (or upon the Company’s failure to do so the Trustee shall fix pursuant to a written instruction of Holders of at least a majority in principal amount of the Securities) any such special record date and payment date to the reasonable satisfaction of the Trustee which special record date shall not be less than 10 days prior to the payment date for such Defaulted Interest and the Company, or at the Company’s request, the Trustee, shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of Defaulted Interest to be paid.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this Section 2.11.

Section 2.12                                CUSIP Numbers

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

ARTICLE III

REDEMPTION

Section 3.1                                      Notices to Trustee

If the Company elects to redeem Securities pursuant to Section 3.7 hereof, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it requests the Trustee to give notice to such redemption.

The Company shall give each notice to the Trustee provided for in this Section 3.1 at least ten Business Days (unless the Trustee consents to a shorter period) before the date of giving notice of a redemption pursuant to Section 3.3.  Such notice shall be accompanied by an Officers’ Certificate to the effect that such redemption will comply with the conditions herein.  If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Company and set forth in the related notice given to the Trustee, which record date shall be not less than 15 days after the date of such notice.

Section 3.2                                      Selection of Securities To Be Redeemed

In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed or, if the Securities are not listed, then on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.  The Trustee shall make the selection from outstanding Securities not previously called for redemption.  The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000.  Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000.  Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.  The Trustee shall notify the Company promptly of the Securities or portions of Securities to be redeemed.  The Trustee may rely upon information provided by the Registrar for purposes of this Section 3.2.

The provisions of the preceding paragraph of this Section 3.2 shall not apply with respect to any redemption affecting only a Global Security, whether such Global Security is to be redeemed in whole or in part. In case of any such redemption in part, the unredeemed portion of the principal amount of the Global Security shall be in an authorized denomination.

Section 3.3                                      Notice of Redemption

At least 30 days but not more than 60 days before a date for redemption of Securities, the Company shall mail, or cause to be mailed, a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder’s registered address.

The notice shall identify the Securities to be redeemed and shall state:

(1)                                  the Redemption Date;

(2)                                  the Redemption Price;

(3)                                  the name and address of the Paying Agent where Securities are to be surrendered;

(4)                                  that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(5)                                  if fewer than all the outstanding Securities are to be redeemed, the identification and principal amounts of the particular Securities to be redeemed;

(6)                                  that, unless the Company defaults in making such redemption payment, interest on Securities (or portions thereof) called for redemption ceases to accrue on and after the Redemption Date;

(7)                                  the CUSIP number, if any, printed on the Securities being redeemed; and

(8)                                  that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemption.

At the Company’s request and in accordance with Section 3.1, the Trustee shall give the notice of redemption in the Company’s name and at the Company’s expense.  In such event, the Company shall provide the Trustee with the information required by this Section 3.3.

Section 3.4                                      Effect of Notice of Redemption

Once notice of redemption is mailed to Holders, Securities (or portions thereof) called for redemption become irrevocably due and payable on the Redemption Date and at the Redemption Price stated in the notice.  A notice of redemption may not be conditional.  Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.5                                      Deposit of Redemption Price

No later than 10:00 a.m. (New York City time) on the date on which any principal, interest and premium (if any) on any Security is due and payable, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of and accrued interest on all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which are owned by the Company or a Subsidiary and have been delivered by the Company or such Subsidiary to the Trustee for cancellation.  If the Company complies with the provisions of this paragraph, then on and after the Redemption Date, interest will cease to accrue on the Securities or the portions of Securities called for redemption.

Section 3.6                                      Securities Redeemed in Part

Upon cancellation of a Security that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder (at the Company’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.  The Trustee shall notify the Registrar of the issuance of such new Security.

Section 3.7                                      Optional Redemption

(a)                                  At any time or from time to time on and after January 15, 2010, the Company may redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ notice at the Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date), if redeemed during the 12-month period beginning January 15 of the years indicated:

Year	Redemption Price
2010	103.938%
2011	102.625%
2012	101.313%
2013 and thereafter	100.000%

(b)                                 Prior to January 15, 2008, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the aggregate principal amount of the Securities (including Additional Securities) originally issued under this Indenture at a Redemption Price of 107.875% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) with the Net Cash Proceeds of one or more Equity Offerings; provided, that (i) at least 65% in aggregate principal amount of the Securities (including any Additional Securities) originally issued hereunder remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.

Except pursuant to the preceding paragraph, the Securities will not be redeemable at the Company’s option prior to January 15, 2010.  Except as set forth under Sections 4.7(c) and 4.11, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities or to repurchase the Securities at the option the Holders.

(c)                                  Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Section 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

Section 4.1                                      Payment of Securities

The Company covenants and agrees for the benefit of the Holders of the Securities that it shall promptly pay the principal of, premium, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture.  Payments of principal, premium, if any and interest on the Securities shall be deemed due for all purposes under this Indenture whether such payments are due at Stated Maturity, upon optional redemption, upon required repurchase pursuant to Sections 4.7 or 4.11 hereof, upon declaration or otherwise.  Principal, premium, if any, and interest on the Securities shall be considered paid on the date due if by 11:00 a.m., New York City time, on such date a Paying Agent (other than the Company or an Affiliate thereof) holds in accordance with this Indenture money sufficient to pay all principal, premium, if any, and interest then due.

The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect on the Securities to the extent lawful; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods), from time to time on demand at the same rate as on overdue principal.

All references in this Indenture, the Securities or the Subsidiary Guarantees to interest shall be deemed to include Additional Interest, unless the context indicates otherwise.  The Company shall notify the Trustee in writing of the amount of any Additional Interest payable on any Securities in advance of the relevant Interest Payment Date.

Section 4.2                                      SEC Reports

Whether or not required by the SEC, so long as any Securities are outstanding, the Company will furnish to the Trustee and the Holders of Securities, within the time periods specified in the SEC’s rules and regulations:

(1)                                  all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a section on “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent public accountants; and

(2)                                  all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

In addition, whether or not required by the SEC, the Company will file a copy of all of the information and reports referred to in clause (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept or does not permit such a filing).

In addition, the Company agrees that, for so long as any Securities remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to Holders of Securities and to prospective investors, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.3                                      Incurrence of Indebtedness

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt); provided, however, that the Company and any Guarantor may incur Indebtedness (including Acquired Debt), if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least 2.25 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b)                                 So long as no Default shall have occurred and be continuing or would be caused thereby, the foregoing paragraph (a) of this Section 4.3 will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Indebtedness”):

(1)                                  the incurrence by the Company and any Guarantor of Indebtedness (including letters of credit) under Credit Facilities; provided that the aggregate principal amount of all Indebtedness of the Company and the Guarantors outstanding at any time under this clause (1) under all Credit Facilities after giving effect to such incurrence does not exceed $75.0 million (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) less the amount of any Indebtedness under Credit Facilities that is permanently retired with the proceeds of an Asset Sale in accordance with Section 4.7 hereof;

(2)                                  the incurrence by the Company and the Guarantors of Indebtedness represented by (a) the Initial Securities and the Subsidiary Guarantees, and (b) any Securities issued pursuant to the Registration Rights Agreement in exchange for the Initial Securities and any Additional Securities, and any Subsidiary Guarantees related thereto;

(3)                                  the incurrence of other Indebtedness outstanding on the Issue Date after giving effect to the use of proceeds of the Securities;

(4)                                  the incurrence by the Company or any Guarantor of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company and its Restricted Subsidiaries, in an aggregate principal amount, including all Indebtedness incurred to refund, refinance or replace any such Indebtedness (or refinancings, refundings or replacements thereof), not to exceed $15.0 million at any one time outstanding;

(5)                                  the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace, Indebtedness (other than intercompany Indebtedness) that was permitted by this Indenture to be incurred under paragraph (a) of this Section 4.3 covenant or clause (2), (3) or this clause (5) of this paragraph (b);

(6)                                  the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the Company and any of its Restricted Subsidiaries; provided, however, that:

(A)                              (i) if the Company is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities, and (ii) if a Guarantor is the obligor of such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all obligations of such Guarantor with respect to its Subsidiary Guarantee, and

(B)                                (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Restricted Subsidiary, as the case may be, that was not permitted by this clause;

(7)                                  the accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued;

(8)                                  the incurrence by the Company or any of its Restricted Subsidiaries of obligations under Interest Rate Agreements, Currency Agreements and Commodity Agreements; provided, that such Interest Rate Agreements, Currency Agreements and Commodity Agreements are related to business transactions of the Company or its Restricted Subsidiaries entered into in the ordinary course of business and are entered into for bona fide hedging purposes (and not financing or speculative purposes) of the Company or its Restricted Subsidiaries (as determined in good faith by the Board of Directors or senior management of the Company);

(9)                                  any obligation arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, guarantee, adjustment of purchase price, holdback, contingency payment obligation based on the performance of the disposed asset or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, asset or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(10)                            any obligation arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of incurrence; and

(11)                            Indebtedness of the Company or any Guarantor in an aggregate principal amount which, when taken together with all Indebtedness of the Company and the Guarantors outstanding on the date of such incurrence other than Indebtedness permitted by clauses (1) through (10) above of this paragraph (b) or in the first paragraph (a) of this Section 4.3, does not exceed $15.0 million.

The Company will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness which by its terms (or by the terms of any agreement governing such Indebtedness) is subordinated to any other Indebtedness of the Company or of such Guarantor, as the case may be, unless made expressly subordinate to the Securities or the Subsidiary Guarantee of such Guarantor, as the case may be, to the same extent and in the same manner as such Indebtedness is subordinated pursuant to subordination provisions that are most favorable to the holders of any other Indebtedness of the Company or of such Guarantor, as the case may be.

(c)                                  For purposes of determining compliance with this Section 4.3:

(1)                                  in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (11) of paragraph (b) above, or is entitled to be incurred pursuant to paragraph (a) of this Section 4.3, the Company will be permitted to classify such item of Indebtedness on the date of its incurrence (or later reclassify such Indebtedness) in any manner that complies with this covenant, and only be required to include the amount and type of such Indebtedness in one of such clauses;

(2)                                  Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness which is otherwise included in the determination of a particular amount of Indebtedness shall not be included;

(3)                                  Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness; and

(4)                                  the amount of Indebtedness issued at a price that is less than the principal amount thereof will be equal to the amount of the liability in respect thereof determined in accordance with GAAP.

(d)                                 For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-dominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-dominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.  Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies.  The principal amount of any Permitted Refinancing Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Permitted Refinancing Indebtedness is denominated that is in effect on the date of such refinancing.

(e)                                  For purposes of determining compliance with this Section 4.3, Indebtedness of any Person existing at the time such Person becomes a Restricted Subsidiary shall be deemed to have been incurred by the Company and the Restricted Subsidiary at the time such Person becomes a Restricted Subsidiary.

Section 4.4                                      Restricted Payments

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1)                                  declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) or to the direct or indirect holders of the Company’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Restricted Subsidiary of the Company);

(2)                                  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent thereof (other than any such Equity Interests owned by the Company or any Restricted Subsidiary of the Company);

(3)                                  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, any Subordinated Indebtedness of the Company or any

Guarantor held by persons other than the Company or a Wholly-Owned Restricted Subsidiary of the Company, except a payment of interest or principal at the Stated Maturity thereof; or

(4)                                  make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (3) above and this clause (4) being collectively referred to as “Restricted Payments”),

(b)                                 unless, at the time of and after giving effect to such Restricted Payment:

(1)                                  no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2)                                  the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(3)                                  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (6) and (7) of the next succeeding paragraph (c) below, is less than the sum, without duplication, of

(A)                              50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the full fiscal quarter during which the Issue Date falls to the end of the Company’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(B)                                100% of the aggregate Net Cash Proceeds received by the Company since the Issue Date from the issue or sale of Equity Interests of the Company (other than Disqualified Stock), other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company and other than an issuance or sale financed directly or indirectly with Indebtedness to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees, plus

(C)                                the amount by which Indebtedness issued after the Issue Date is reduced on the Company’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) of any such Indebtedness convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (plus the amount of any accrued interest then outstanding on such Indebtedness to the extent the obligation to pay such interest is extinguished less the amount of any cash, or the Fair Market Value of any property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or, in the case of a sale financed directly or indirectly with Indebtedness, to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)                               an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

(c)                                  The preceding provisions will not prohibit:

(1)                                  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

(2)                                  so long as no Default has occurred and is continuing, the redemption, repurchase, retirement, defeasance or other acquisition of any Subordinated Indebtedness of the Company or any Guarantor or of any Equity Interests of the Company or any Restricted Subsidiary in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such Net Cash Proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(B) of the preceding paragraph (b);

(3)                                  so long as no Default has occurred and is continuing, the defeasance, redemption, repurchase, retirement or other acquisition of Subordinated Indebtedness of the Company or any Guarantor with the Net Cash Proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness permitted to be incurred under Section 4.3 hereof;

(4)                                  so long as no Default has occurred and is continuing, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Restricted Subsidiary of the Company held by any employees, former employees, directors or former directors of Company or any of its Restricted Subsidiaries (or heirs, estates or other permitted transferees of such employees or directors) pursuant to any agreements (including employment agreements), management equity subscription agreements or stock option agreements or plans (or amendments thereto), approved by the Board of Directors, under which such individuals purchase or sell or are granted the right to purchase or sell shares of Capital

Stock; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $2.0 million in any twelve-month period;

(5)                                  so long as no Default has occurred and is continuing, upon the occurrence of a Change of Control or an Asset Sale and within 60 days after the completion of any required offer to repurchase the Securities under Section 4.11 or Section 4.7 hereof (including the purchase of all Securities tendered), any purchase, repurchase, redemption, defeasance, acquisition or other retirement for value of Subordinated Indebtedness required under the terms thereof as a result of such Change of Control or Asset Sale at a purchase or redemption price not to exceed 101% of the outstanding principal amount thereof, plus accrued and unpaid interest thereon, if any, provided that, in the notice to Holders relating to a Change of Control hereunder, the Company shall describe any offer to be made pursuant to this clause (5); or

(6)                                  so long as no Default has occurred and is continuing, regularly scheduled distributions (including amounts due in respect of permitted deferrals thereof) by Carriage Services Capital Trust on its TIDES (and by the Company on the related debentures) in accordance with the terms thereof as in effect on the Issue Date;

(7)                                  so long as no Default has occurred and is continuing, repurchases of Capital Stock deemed to occur upon the exercise of stock options, warrants or other convertible securities if such Capital Stock represents a portion of the exercise price thereof; and

(8)                                  so long as no Default has occurred and is continuing, Restricted Payments that, when taken together with all Restricted Payments made pursuant to this clause (8), do not exceed $15.0 million.

The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment.  The Fair Market Value of any assets or securities that are required to be valued by this covenant shall be evidenced by an Officers’ Certificate to be delivered to the Trustee.  Not later than five Business Days following the date of the making of any Restricted Payment which, together with any Restricted Payment that has not been reported to the Trustee, exceeds $1.0 million the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payment” covenant, were computed, together with a copy of any fairness opinion or appraisal required hereby.

For purposes of determining compliance with this Section 4.4, if a Restricted Payment meets the criteria of more than one of the types of Restricted Payments described in clauses (1)-(8) above, the Company, in its sole discretion, may order and classify such Restricted Payment in any manner in compliance with this covenant.

In computing Consolidated Net Income under clause (b)(3)(A) above, (1) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period and (2) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination.

Section 4.5                                      Liens

The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any property or asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, to secure (a) any Indebtedness of the Company unless prior to, or contemporaneously therewith, the Securities are equally and ratably secured, or (b) any Indebtedness of any Guarantor, unless prior to, or contemporaneously therewith, the Subsidiary Guarantee of such Guarantor is equally and ratably secured; provided, however, that if such Indebtedness is expressly subordinated to the Securities or a Subsidiary Guarantee, the Lien securing such Indebtedness will be subordinated and junior to the Lien securing the Securities or such Subsidiary Guarantee, as the case may be, with the same relative priority as such Indebtedness has with respect to the Securities or such Subsidiary Guarantee.

Section 4.6                                      Dividend and Other Payment Restrictions Affecting Subsidiaries

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                  pay dividends or make any other distributions on its Capital Stock to the Company or any of the Company’s Restricted Subsidiaries, or pay any Indebtedness owed to the Company or any of the Company’s Restricted Subsidiaries;

(2)                                  make loans or advances to the Company or any of the Company’s Restricted Subsidiaries; or

(3)                                  transfer any of its properties or assets to the Company or any of the Company’s Restricted Subsidiaries.

(b)                                 However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)                                  instruments governing Indebtedness (and guarantees or collateral documents relating thereto) or the TIDES outstanding on the Issue Date;

(2)                                  any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(3)                                  any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

(4)                                  any Permitted Refinancing Indebtedness incurred in respect of Indebtedness referred to in clause (1) or (2) of this paragraph (b), provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more materially restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(5)                                  restrictions on cash or other deposits or net worth imposed by customers or required by insurance, surety or bonding companies, in each case pursuant to contracts entered into in the ordinary course of business of the Company and its Restricted Subsidiaries; and

(6)                                  with respect to clause (3) of the preceding paragraph (a) only, any of the following encumbrances or restrictions:

(A)                              customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

(B)                                purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired;

(C)                                Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of Section 4.5 hereof that limit the right of the Company or any of its Restricted Subsidiaries to dispose of the assets subject to such Lien;

(D)                               customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale;

(E)                                 customary restrictions on the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract; and

(F)                                 customary restrictions on the disposition or distribution of assets or property in joint venture agreements or other agreements that are customary in a Permitted Business and entered into in the ordinary course of business of the Company and its Restricted Subsidiaries.

Section 4.7                                      Asset Sales

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)                                  the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Equity Interests or other assets issued or sold or otherwise disposed of; and

(2)                                  at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of (a) cash or Cash Equivalents or (b) assets of the types described in clauses (2) and (3) of paragraph (b) below.  For purposes of this provision, each of the following shall be deemed to be cash:

(A)                              any liabilities (as shown on the Company’s or such Restricted Subsidiary’s most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

(B)                                any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted within 45 days by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

(b)                                 Within 365 days after the receipt of any Net Available Proceeds from an Asset Sale, the Company or a Restricted Subsidiary, as applicable, may apply such Net Available Proceeds at its option, in any one or more of the following:

(1)                                  to permanently repay, prepay, redeem or repurchase (i) Indebtedness that is secured by the assets subject to the Asset Sale, provided such Indebtedness is not Subordinated Indebtedness or (ii) secured Indebtedness under a Credit Facility in each case and cause any related loan commitment to be permanently reduced in an amount equal to the principal amount so repaid, prepaid, redeemed or repurchased;

(2)                                  to acquire all or substantially all of the assets of, or all of the Voting Stock of, a company principally engaged in a Permitted Business; or

(3)                                  to acquire other long-term assets that are used or useful in a Permitted Business or make capital expenditures in a Permitted Business.

Pending the final application of any such Net Available Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Available Proceeds in any manner not prohibited by this Indenture.

(c)                                  Any Net Available Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.”  When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an offer (the “Asset Sale Offer”) to all Holders of Securities and all holders of other Indebtedness that is pari passu with the Securities containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Securities and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds.  The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest, if any, to the date of purchase (the “Asset Sale Payment”), subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase and will be payable in cash.

If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture.  If the aggregate principal amount of Securities and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Securities and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amounts that are tendered in round denominations (which in the case of the Securities will be denominations of $1,000 principal amount or multiples thereof).  Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

(d)                                 Within 30 days following the date when the Company becomes obligated to make an Asset Sale Offer, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Asset Sale and offering to repurchase Securities on the date (the “Asset Sale Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.

(e)                                  On the Asset Sale Payment Date, the Company will, to the extent lawful:

(1)                                  accept for payment all Securities or portions thereof properly tendered pursuant to the Asset Sale Offer, subject to proration based on the amount of Excess Proceeds pursuant to clause (c) above of this Section 4.7;

(2)                                  deposit with the Paying Agent an amount equal to the amount of Excess Proceeds that, after giving effect to proration with holders of pari passu Indebtedness pursuant to clause (c) above of this Section 4.7, is allocable to the Securities or portions thereof so tendered (or, if less, the aggregate Asset Sale Payment for all Securities validly tendered and not withdrawn); and

(3)                                  deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(f)                                    The Paying Agent will promptly mail to each Holder of Securities so tendered and not withdrawn and accepted for payment in accordance with this Section 4.7, the Asset Sale Payment for such tendered Securities, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

(g)                                 If the Asset Sale Offer Purchase Date is on or after an interest payment record date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Security is registered at the close of business on such record date, and no other interest will be payable to Holders who tender Securities pursuant to the Asset Sale Offer.

(h)                                 The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with an Asset Sale Offer.  To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.7, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of the Company’s compliance with such securities laws or regulations.

Section 4.8                                      Transactions With Affiliates

(a)                                  The Company will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1)                                  such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained at the time of such transaction in arm’s-length dealings by the Company or such Restricted Subsidiary with a Person who is not an Affiliate; and

(2)                                  The Company delivers to the Trustee:

(A)                              with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, a Board Resolution set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(B)                                with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a written opinion that such Affiliate Transaction is fair, from a financial point of view, to the Company and its Restricted Subsidiaries, taken as a whole, issued by an accounting, appraisal or investment banking firm of national standing that is not an Affiliate of the Company.

(b)                                 The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.8(a) hereof:

(1)                                  any employment agreement or other employee compensation plan or arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Restricted Subsidiary;

(2)                                  transactions between or among (a) the Company and one or more of its Restricted Subsidiaries or (b) two or more Restricted Subsidiaries of the Company;

(3)                                  Restricted Payments (other than Permitted Investments) that are made in accordance with the provisions of Section 4.4 hereof;

(4)                                  indemnities of officers, directors and employees of the Company or any Restricted Subsidiary permitted by bylaw or statutory provisions;

(5)                                  the payment of reasonable and customary regular fees to directors of the Company or any of its Restricted Subsidiaries who are not employees of the Company or any Subsidiary; and

(6)                                  the performance of obligations of the Company or any of its Restricted Subsidiaries under the terms of any agreement identified in the Indenture to which the Company or any of its Restricted Subsidiaries is a party as of or on the Issue Date of the indenture, as these agreements may be amended, modified, supplemented, extended or renewed from time to time; provided, however, that any future amendment, modification, supplement, extension or renewal entered into after the Issue Date will be permitted to the extent that its terms are not more disadvantageous to the Holders than the terms of the agreements in effect on the Issue Date.

Section 4.9                                      Additional Subsidiary Guarantees

If the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause that newly acquired or created Restricted Subsidiary to become a Guarantor by executing a supplemental indenture substantially in the form of Exhibit E hereto within ten Business Days after the date on which it was acquired or created.

Section 4.10                                Business Activities

The Company will not, and will not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business.

Section 4.11                                Change of Control

(a)                                  If a Change of Control occurs, unless the Company has exercised its right to redeem the Securities as provided under Section 3.7, each Holder of Securities will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder’s Securities pursuant to the offer described below (the “Change of Control Offer”).  In the Change of Control Offer, the Company will offer a payment (the “Change of Control Payment”) in cash equal to 101% of the aggregate principal amount of Securities to be repurchased plus accrued and unpaid interest thereon, if any, to the date of purchase, subject to the right of Holders on the relevant record date to receive interest due on an Interest Payment Date that is on or prior to the Change of Control Payment Date.  Within 30 days following any Change of Control, unless the Company has exercised its right to redeem the Securities as provided under Section 3.7, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Securities on the date (the “Change of Control Payment Date”) specified in such notice, which date will be no earlier than 30 days nor later than 60 days from the date such notice is mailed, pursuant to the procedures required by this Indenture and described in such notice.  The Company will comply with the requirements of Rule 14e-l under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Securities as a result of a Change of Control.

To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.11, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations hereunder by virtue of the Company’s compliance with such securities laws or regulations.

(b)                                 On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                  accept for payment all Securities or portions thereof properly tendered pursuant to the Change of Control Offer;

(2)                                  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Securities or portions thereof so tendered; and

(3)                                  deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Company.

(c)                                  The Paying Agent will promptly mail to each Holder of Securities so tendered and not withdrawn the Change of Control Payment for such tendered Securities (or, if all the Securities are then in global form, make payment through the facilities of DTC), and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Security equal in principal amount to any unpurchased portion of the Securities surrendered, if any, by such Holder; provided that each such new Security will be in a principal amount of $1,000 or an integral multiple thereof.

(d)                                 The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e)                                  The provisions described above that require the Company to make a Change of Control Offer following a Change of Control will be applicable regardless of whether or not any other provisions of this Indenture are applicable.

(f)                                    The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

Section 4.12                                Maintenance of Office or Agency for Registration of Transfer, Exchange and Payment of Securities

So long as any of the Securities shall remain outstanding, the Company will, in accordance with Section 2.3 hereof, maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, or the Registrar) in the continental United States, where the Securities may be surrendered for exchange or registration of transfer as in this Indenture provided, and where notices and demands to or upon the Company in respect to the Securities may be served, and the Company will, in accordance with Section 2.3 hereof, maintain in the City and State of New York an office or agency where the Securities may be presented or surrendered for payment.  The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any and all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City and State of New York where Securities may be presented for payment.  The Company will give to Trustee prompt written notice of the location of any such office or agency and of any change of location thereof.

Section 4.13                                Appointment to Fill a Vacancy in the Office of Trustee

The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.8, a successor Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.14                                Provision as to Paying Agent

(a)                                  If the Company shall appoint a Paying Agent other than the initial Paying Agent or the Trustee, in accordance with the terms of this Indenture, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall undertake, subject to the provisions of this Section 4.14:

(1)                                  that it will hold all sums held by it as such agent for the payment of the principal of, premium, if any, or interest on the Securities (whether such sums have been paid to it by the Company or by any other obligor on the Securities) in trust for the benefit of the Holders of the Securities and will notify the Trustee of the receipt of sums to be so held;

(2)                                  that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Securities) to make any payment of the principal of, premium, if any, or interest on the Securities when the same shall be due and payable;

(3)                                  that it will at any time during the continuance of any Event of Default specified in Section 6.1, upon the written request of the Trustee, deliver to the Trustee all sums so held in trust by it; and

(4)                                  that it will acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

(b)                                 If the Company shall not act as its own Paying Agent, it will, by 10:00 a.m. (New York City time) on the due date of the principal of or premium, if any, or interest on any Securities, deposit with such Paying Agent a sum in same day funds sufficient to pay the principal of, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Holders of Securities entitled to such principal of or premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its failure so to act.

(c)                                  If the Company shall act as its own Paying Agent, it will, by 10:00 a.m. (New York City time) on each due date of the principal of or premium, if any, or interest on the Securities, set aside, segregate and hold in trust for the benefit of the Persons entitled thereto, a sum sufficient to pay such principal or premium or interest so becoming due and will notify the Trustee of any failure to take such action.

(d)                                 Anything in this Section 4.14 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Paying Agent for delivery to the Trustee all sums held in trust by it, as required by this Section 4.14, such sums to be delivered by the Paying Agent to the Trustee to be held by the Trustee upon the trusts herein contained.

(e)                                  Anything in this Section 4.14 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.14 is subject to the provisions of Section 8.4 and Section 8.6.

Section 4.15                                Maintenance of Corporate Existence

So long as any of the Securities shall remain outstanding, the Company will at all times (except as otherwise provided or permitted in Article V of this Indenture) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and, subject to Article X hereof, the corporate, partnership or other existence of each Restricted Subsidiary; provided that nothing herein shall require the Company to continue the existence of any Restricted Subsidiary if in the judgment of the Company it shall be necessary, advisable or in the interest of the Company to discontinue the same.

Section 4.16                                Compliance Certificate

(a)                                  The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company ending after the Issue Date an Officers’ Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has performed its obligations under this Indenture, and further stating whether or not the signers know of any Default or Event of Default that occurred during such period.  If they do, the certificate shall describe such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.  The Company also shall comply with Trust Indenture Act Section 314(a)(4).

(b)                                 So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.2 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article IV or Article V hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(c)                                  So long as any of the Securities are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an

Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.17                                Taxes

The Company will pay, and will cause each of its Significant Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on the Company and its Restricted Subsidiaries, taken as a whole.

Section 4.18                                Stay, Extension and Usury Laws

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.19                                Payments for Consent

The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fees or otherwise, to any Holder of any Securities for or as an inducement to any consent, waiver or amendment of any of the terms or provisions hereof or the Securities unless such consideration is offered to be paid or is paid to all Holders of the Securities that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

Section 4.20                                Limitation on Sale/Leaseback Transactions

The Company will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale/Leaseback Transaction unless:

(1)                                  the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Sale/Leaseback Transaction at least equal to the Fair Market Value of the property subject to such transaction;

(2)                                  the Company or such Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt in respect of such Sale/Leaseback Transaction pursuant to Section 4.3;

(3)                                  the Company or such Restricted Subsidiary would be permitted to create a Lien on the property subject to such Sale/Leaseback Transaction without securing the Securities or any Subsidiary Guarantee of such Restricted Subsidiary by Section 4.5; and

(4)                                  the Sale/Leaseback Transaction is treated as an Asset Sale and all of the conditions of Section 4.7 (including the provisions concerning the application of Net Available Proceeds) are satisfied with respect to such Sale/Leaseback Transaction, treating all of the consideration received in such Sale/Leaseback Transaction as Net Available Proceeds for purposes of Section 4.7 hereof.

ARTICLE V

SUCCESSOR COMPANY

Section 5.1                                      Merger, Consolidation or Sale of Assets

(a)                                  The Company may not: (1) consolidate or merge with or into another Person; or (2) sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1)                                  either:

(A)                              the Company is the surviving corporation; or

(B)                                the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation existing under the laws of the United States, any state thereof or the District of Columbia;

(2)                                  the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Securities, the Indenture and the Registration Rights Agreement pursuant to a supplemental indenture reasonably satisfactory to the Trustee;

(3)                                  immediately after such transaction no Default shall have occurred and be continuing;

(4)                                  the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which sale, assignment, transfer, lease, conveyance or other disposition has been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.3(a) hereof; and

(5)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

(b)                                 For purposes of this covenant, the sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of one or more Subsidiaries of the Company, which properties or assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties or assets of the Company on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties or assets of the Company.

(c)                                  Clause (a)(4) of this Section 5.1 will not apply to a merger or consolidation of any Guarantor with or into the Company or another Guarantor.

Section 5.2                                      Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Company in accordance with Section 5.1 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor corporation had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from its obligations under this Indenture or the Securities in the case of any such lease.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1                                      Events of Default

Each of the following is an “Event of Default:”

(1)                                  default for 30 days in the payment when due of interest on the Securities;

(2)                                  default in the payment when due of the principal of, or premium, if any, on the Securities;

(3)                                  failure by the Company to comply with Section 4.7, 4.11 or 5.1 hereof;

(4)                                  failure by the Company to comply for 30 days after receipt of written notice specified below with Section 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.10, 4.19 or 4.20 hereof;

(5)                                  failure by the Company for 60 days after receipt of written notice specified below to comply with any of its other agreements contained in this Indenture;

(6)                                  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Restricted Subsidiaries (or the payment of which is

Guaranteed by the Company or any of its Restricted Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, if that default:

(A)                              is caused by a failure to pay principal of, or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(B)                                results in the acceleration of such Indebtedness prior to its Stated Maturity;

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

(7)                                  failure by the Company or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $5.0 million (net of any amounts that a reputable and creditworthy insurance company has acknowledged liability for in writing), which judgments are not paid, discharged or stayed for a period of 60 days;

(8)                                  any Subsidiary Guarantee of a Guarantor shall be held in any judicial proceeding to be unenforceable or invalid or, except as permitted by this Indenture, shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee, in each case only with respect to any Guarantor that is also a Significant Subsidiary or any group of Guarantors that, taken together, would constitute a Significant Subsidiary; and

(9)                                  (A)                              the Company or a Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i)                                     commences a voluntary case or proceeding;

(ii)                                  consents in writing to the entry of an order for relief against it in an involuntary case or proceeding in which it is a debtor;

(iii)                               consents in writing to the appointment of a Custodian of it or for any substantial part of its property;

(iv)                              makes a general assignment for the benefit of its creditors; or

(v)                                 consents in writing to the institution of a bankruptcy or an insolvency proceeding against it;

or takes any comparable action under any foreign laws relating to insolvency; or

(B)                                a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)                                     is for relief against the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary in an involuntary case in which it is a debtor;

(ii)                                  appoints a Custodian of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for any substantial part of its property; or

(iii)                               orders the winding up or liquidation of the Company or any Significant Subsidiary or a group of Restricted Subsidiaries that, taken together would constitute a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 consecutive days.

However, a Default under clause (4) or (5) of this Section 6.1 will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Securities notify the Company of the Default and the Company does not cure such Default within the time specified in clauses (4) and (5) of this Section 6.1 after receipt of such notice.  Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

Section 6.2                                      Acceleration of Maturity; Rescission and Annulment

If an Event of Default (other than an Event of Default described in clause (9) of Section 6.1) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company and the Trustee, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Securities to be due and payable.  Upon such a declaration, such principal, premium and accrued and unpaid interest will be due and payable immediately.  If an Event of Default described in clause (9) of Section 6.1 above occurs and is continuing, the principal of, premium, if any, and accrued and unpaid interest on all the Securities will become and be immediately due and payable without any further action or notice on the part of the Trustee or any Holders.  The Holders of a majority in outstanding principal amount of the Securities by notice to the Trustee may on behalf of the Holders of all the Securities rescind any such acceleration with respect to the Securities and its consequences if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.  In the event of a declaration of acceleration of the Securities because an Event of Default described in clause (6) of Section 6.1 above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded if the default or Payment Default triggering such Event of Default shall be remedied or cured by the Company or a Restricted Subsidiary of the Company or waived by the holders of the relevant Indebtedness within 30 days after the declaration of acceleration with respect thereto and if (1) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived.

Section 6.3                                      Other Remedies

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium (if any) or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  No remedy is exclusive of any other remedy.  All available remedies are cumulative to the extent permitted by law.

Section 6.4                                      Waiver of Past Defaults

The Holders of a majority in outstanding principal amount of the Securities, by notice to the Trustee may on behalf of the Holders of all the Securities waive an existing Default or Event of Default and its consequences hereunder except (i) a Default or Event of Default in the payment of the principal of, premium, if any, or interest on a Security or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 hereof cannot be amended without the consent of each Holder affected.  When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

Section 6.5                                      Control by Majority

The Holders of a majority in outstanding principal amount of the Securities have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee.  However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1 hereof, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Subject to Section 7.1, prior to taking any action hereunder, the Trustee shall be entitled to security or indemnity reasonably satisfactory to it against all loss, liability and expense caused by taking or not taking such action.

Section 6.6                                      Limitation on Suits

Except to enforce the right to receive payment of principal, premium (if any) or interest when due, a Holder may not pursue any remedy with respect to this Indenture, the Securities or the Guarantees unless:

(1)                                  the Holder has previously given the Trustee written notice stating that an Event of Default is continuing;

(2)                                  Holders of at least 25% in outstanding principal amount of the Securities have made a written request to the Trustee to pursue the remedy;

(3)                                  such Holder or Holders have furnished the Trustee reasonable security or indemnity against any loss, liability or expense;

(4)                                  the Trustee has not complied with the Holders’ request within 60 days after receipt of the request and the furnishing of security or indemnity; and

(5)                                  the Holders of a majority in outstanding principal amount of the Securities have not given the Trustee a direction that, in the opinion of the Trustee, is inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.7                                      Rights of Holders to Receive Payment

Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8                                      Collection Suit by Trustee

If an Event of Default specified in Section 6.1(1) or Section 6.1(2) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing on the Securities (together with interest on overdue principal and premium, if any, and on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7 hereof to cover the costs and expenses of collection, including the reasonable compensation, disbursement and advances of the Trustee, its agents and counsel.

Section 6.9                                      Trustee May File Proofs of Claim

The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company or any Guarantor or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7 hereof.

Section 6.10                                Priorities

If the Trustee collects any money or other property pursuant to this Article VI, it shall pay out the money or other property in the following order:

First: costs and expenses of collection, including all sums paid or advanced by the Trustee hereunder and the compensation, expenses and disbursements of the Trustee, its agents, and counsel and all other amounts due to the Trustee under Section 7.7 hereof;

Second: to Holders for amounts due and unpaid on the Securities for principal and interest and premium, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest and premium, if any, respectively; and

Third: to the Company.

The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.  At least 15 days before such record date, the Trustee shall mail to each Holder and the Company a notice that states the record date, the payment date and amount to be paid.

Section 6.11                                Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof or a suit by Holders of more than 10% in outstanding principal amount of the Securities.

ARTICLE VII

TRUSTEE

Section 7.1                                      Duties of Trustee

(a)                                  If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)                                 Except during the continuance of an Event of Default: (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

(c)                                  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)                                  this paragraph does not limit the effect of Section 7.1(b) hereof;

(2)                                  the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)                                  the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)                                 Every provision of this Indenture that in any way relates to the Trustee is subject to Sections 7.1(a), 7.1(b) and 7.1(c) hereof.

(e)                                  The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

(f)                                    Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)                                 Subject to Section 7.1(a) hereof, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

Section 7.2                                      Rights of Trustee.

(a)                                  The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)                                 Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers’ Certificate or Opinion of Counsel.

(c)                                  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)                                 The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e)                                  The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f)                                    Except for (i) a default under Section 6.1(1) or Section 6.1(2) hereof, or (ii) any other event of which the Trustee has actual knowledge and which event, with the giving of notice or the passage of time or both, would constitute an Event of Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing of such event by the Company or any Holder of the Securities.

Section 7.3                                      Individual Rights of Trustee

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.  However, the Trustee must comply with Sections 7.10 and 7.11 hereof.

Section 7.4                                      Trustee’s Disclaimer

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company’s use of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent (other than itself as Paying Agent), and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

Section 7.5                                      Notice of Defaults

If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default relating to payment of principal of, premium, if any, or interest on, any Security (including payments pursuant to the optional redemption or required repurchase provisions of such Security, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

Section 7.6                                      Reports by Trustee to Holders

(a)                                  Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act §313(a) has occurred within the 12 months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with Trust Indenture Act Section 313(b).  The Trustee shall also transmit by mail all reports required by Trust Indenture Act Section 313(c).

(b)                                 A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange (if any) on which the Securities are listed.  The Company agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

Section 7.7                                      Compensation and Indemnity

(a)                                  The Company shall pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for its services as set forth in a separate fee agreement between the Trustee and the Company.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing of notices to Holders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services.  Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents and counsel.  The Company shall indemnify and hold harmless the Trustee (in its individual and trustee capacities) and its officers, directors and agents against any and all loss, liability, claims, action, suit, cost or expense (including reasonable attorneys’ fees) of any kind and nature whatsoever incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Holder, the Company or otherwise).  The Trustee shall notify the Company promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder.  The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel; provided that the Company will not be required to pay such fees and expenses if it assumes the Trustee’s defense with counsel acceptable to and approved by the Trustee and there is no conflict of interest between the Company and the Trustee in connection with such defense.  The Company need not pay for any settlement made without its consent, which consent may not be unreasonably withheld.  The Company is not required to reimburse any expense or indemnify against any loss, liability claim, again, suit, cost or expense incurred by the Trustee through the Trustee’s own willful misconduct or negligence.

(b)                                 To secure the Company’s payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all money or other property held or collected by the Trustee other than money or other property held in trust to pay principal of, premium (if any) and interest on particular Securities.

(c)                                  The Company’s payment obligations pursuant to this Section 7.7 shall survive the discharge of this Indenture and the resignation or removal of the Trustee.  When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(9) hereof with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8                                      Replacement of Trustee

(a)                                  A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.8.

(b)                                 The Trustee may resign at any time by so notifying the Company.  The Holders of a majority in outstanding principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Company and may appoint a successor Trustee.  The Company may remove the Trustee if: (i) the Trustee fails to comply with Section 7.10 hereof; (ii) the Trustee is adjudged bankrupt or insolvent; (iii) a Custodian or other public officer takes charge of the Trustee or its property; or (iv) the Trustee otherwise becomes incapable of acting.

(c)                                  If the Trustee resigns or is removed by the Company or by the Holders of a majority in outstanding principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

(d)                                 A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7 hereof.

(e)                                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in outstanding principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)                                    If the Trustee fails to comply with Section 7.10 hereof after written notice thereto, the Holders of at least 10% in principal amount of the then outstanding securities may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(g)                                 Notwithstanding the replacement of the Trustee pursuant to this Section 7.8, the Company’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9                                      Successor Trustee by Merger

(a)                                  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.  As soon as practicable, the successor Trustee shall mail a notice of its succession to the Company and the Holders.

(b)                                 If at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee, and deliver such Securities so authenticated; and if at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10                                Eligibility; Disqualification

The Trustee shall at all times satisfy the requirements of Trust Indenture Act Section 310(a).  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.  The Trustee shall comply with Trust Indenture Act Section 310(b); provided, however, that there shall be excluded from the operation of Trust Indenture Act Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in Trust Indenture Act Section 310(b)(1) are met.

Section 7.11                                Preferential Collection of Claims Against Company

The Trustee shall comply with Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.1                                      Discharge of Liability on Securities; Defeasance

(a)                                  Subject to Section 8.1(c) hereof, when (i)(x) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.7 hereof) for cancellation or (y) all outstanding Securities not theretofore delivered for cancellation have become due and payable at their scheduled maturity or (z) all outstanding Securities not theretofore delivered for cancellation have become scheduled for redemption under arrangements satisfactory to the Trustee as a result of the giving of notice of redemption by the Trustee in the name and at the expense of the Company in accordance with Article III hereof or otherwise, or will become due and payable within one year, and the Company irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders money in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire

Indebtedness on such Securities not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, (ii) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound; (iii) the Company or any Guarantor has paid or caused to be paid all sums then payable by it under this Indenture and the Securities; and (iv) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of such Securities at maturity or the Redemption Date, as the case may be, then the Trustee shall acknowledge satisfaction and discharge of this Indenture, and the obligations of the Company and the Guarantors under the Securities and the Subsidiary Guarantees, on demand of the Company (accompanied by an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent specified herein relating to the satisfaction and discharge of this Indenture have been complied with) and at the cost and expense of the Company.

(b)                                 Subject to Section 8.2 hereof, the Company at its option at any time may terminate (i) all its obligations, subject to Section 8.1(c) hereof, under the Securities and this Indenture and all obligations of the Guarantors with respect to their Subsidiary Guarantees (“legal defeasance option”), and after giving effect to such legal defeasance, any omission to comply with such obligations shall no longer constitute a Default or Event of Default or (ii) its obligations under Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.7, Section 4.8, Section 4.9, Section 4.10, Section 4.11, Section 4.19 and Section 4.20 hereof and clause (a)(4) of Section 5.1 hereof, and the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply with such covenants shall no longer constitute a Default or an Event of Default under Section 6.1(3) (solely as it relates to Section 4.7, Section 4.11 or clause (a)(4) of Section 5.1) and Section 6.1(4) hereof and the operation of Section 6.1(6), Section 6.1(7) and Section 6.1(8) hereof and (with respect only to Significant Subsidiaries) Section 6.1(9) hereof, and the events specified in such Sections shall no longer constitute an Event of Default (clause (ii) being referred to as the “covenant defeasance option”), but except as specified above, the remainder of this Indenture and the Securities shall be unaffected thereby.  The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.  If the Company exercises its legal defeasance option or its covenant defeasance option, each Guarantor shall be released from its obligations with respect to its Subsidiary Guarantee, and any security for the Securities (other than the trust referred to in Section 8.2(1) ) shall be released.

If the Company exercises its legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default.  If the Company exercises its covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.1(4), Section 6.1(6), Section 6.1(7), Section 6.1(8), and (with respect only to Significant Subsidiaries) Section 6.1(9) hereof or the failure of the Company to comply with clause (a)(4) of Section 5.1 hereof.

Upon satisfaction of the conditions set forth herein and upon request of the Company, the Trustee shall acknowledge in writing the discharge of those obligations that the Company terminates.

(c)                                  Notwithstanding the provisions of Section 8.1(a) and Section 8.1(b) hereof, the obligations of the Company in Section 2.3, Section 2.4, Section 2.5, Section 2.6, Section 2.7, Section 2.9, Section 7.7, Section 7.8 hereof, and in this Article VIII shall survive until the Securities have been paid in full.  Thereafter, the obligations of the Company in Section 7.7, Section 8.4 and Section 8.5 hereof shall survive.

Section 8.2                                      Conditions to Defeasance

The Company may exercise its legal defeasance option or its covenant defeasance option only if:

(1)                                  the Company shall have irrevocably deposited with the Trustee, in trust, for the benefit of the Holders of the Securities, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Securities are being defeased to Stated Maturity or to a particular redemption date;

(2)                                  in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance option had not occurred;

(3)                                  in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance option and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance option had not occurred;

(4)                                  no Default shall have occurred and be continuing either: (a) on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit); or (b) insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5)                                  such legal defeasance option or covenant defeasance option will not result in a breach or violation of, or constitute a default under any material agreement or instrument

(other than this Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6)                                  the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7)                                  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8)                                  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, stating that all conditions precedent relating to the legal defeasance option or the covenant defeasance option have been complied with.

Section 8.3                                      Delivery and Application of Trust Money

(a)                                  Any money or Government Securities to be delivered to or deposited with the Trustee by the Company shall be delivered to or deposited with the Paying Agent for further delivery to or deposit with the Trustee.

(b)                                 The Trustee shall hold in trust money or Government Securities deposited with it pursuant to this  Article VIII.  It shall apply the deposited money and the money from Government Securities through the Paying Agent and in accordance with this Indenture to the payment of principal, premium, if any, of and interest on the Securities.

Section 8.4                                      Repayment to Company

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal of, or premium, if any, or interest on the Securities that remains unclaimed for two years (or any such money then held by the Company or any Subsidiary shall be discharged from any trust hereunder), and, thereafter, Holders entitled to the money must look to the Company for payment as unsecured general creditors; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Nothing contained in this Section 8.4 shall be deemed to affect any obligation of the Trustee or any Paying Agent to search for lost Holders pursuant to Rule 17Ad-17 under the Exchange Act.

Section 8.5                                      Indemnity for Government Securities

The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited Government Securities or the principal and interest received on such Government Securities.

Section 8.6                                      Reinstatement

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Company and the Guarantors under this Indenture, the Subsidiary Guarantors and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such money or Government Securities in accordance with this Article VIII; provided, however, that, if the Company or any Guarantor has made any payment of interest on or principal of any Securities because of the reinstatement of its obligations, then it shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE IX

AMENDMENTS

Section 9.1                                      Without Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities without notice to or consent of any Holder:

(1)                                  to cure any ambiguity, defect or inconsistency;

(2)                                  to provide for uncertificated Securities in addition to or in place of certificated Securities;

(3)                                  to provide for the assumption of the Company’s or a Guarantor’s obligations to Holders of the Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s properties or assets in compliance with this Indenture;

(4)                                  to add or release Guarantors in compliance with this Indenture;

(5)                                  to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not materially adversely affect the legal rights hereunder of any Holder;

(6)                                  to secure the Securities or the Subsidiary Guarantees, including pursuant to the requirements of Section 4.5; or

(7)                                  to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act.

After an amendment or supplement under this Section 9.1 becomes effective, the Company shall mail to each Holder a notice briefly describing such amendment.  The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any such amendment or supplement under this Section 9.1.

Section 9.2                                      With Consent of Holders

The Company, the Guarantors and the Trustee may amend or supplement this Indenture or the Securities with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities (including, without limitation, consents obtained in connection with the purchase of, or tender offer or exchange offer for, Securities).  Subject to the following sentence, any existing Default or Event of Default or compliance with any provision of this Indenture, the Securities or the Subsidiary Guarantees may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities).  However, without the consent of each Holder affected, an amendment, supplement or waiver may not (with respect to any Securities held by a non-consenting Holder):

(1)                                  reduce the principal amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)                                  reduce the principal of or change the Stated Maturity of any Security or alter the provisions with respect to the redemption or repurchase of the Securities (whether through amendment or waiver of provisions in the covenants, definitions or otherwise);

(3)                                  reduce the rate of or change the time for payment of interest on any Security;

(4)                                  waive a Default in the payment of principal of or premium, if any, or interest on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities and a waiver of the payment default that resulted from such acceleration);

(5)                                  make any Security payable in money other than that stated in the Securities;

(6)                                  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Securities to receive payments of principal of or premium, if any, or interest on the Securities;

(7)                                  modify any Subsidiary Guarantee in any manner adverse to the Holders of the Securities or release any Guarantor from its obligations under its Subsidiary Guarantee except in accordance with the terms of this Indenture;

(8)                                  make any change in the ranking of the Securities or the Subsidiary Guarantees in a manner adverse to the Holders of the Securities or the Subsidiary Guarantees; or

(9)                                  make any change in the preceding amendment, supplement and waiver provisions of this Section 9.2.

The consent of the Holders is not necessary under this Section 9.2 to approve the particular form of any proposed amendment or waiver.  It is sufficient if the consent approves the substance of the proposed amendment or waiver.

After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to each Holder of Securities affected thereby a notice briefly describing such amendment.  The failure to give such notice to any or all Holders, or any defect therein, shall not impair or affect the validity of any amendment, supplement or waiver under this Section 9.2.

Section 9.3                                      Compliance with Trust Indenture Act

Every amendment to this Indenture, the Securities or the Subsidiary Guarantees shall comply with the Trust Indenture Act as then in effect.

Section 9.4                                      Revocation and Effect of Consents and Waivers

A consent to an amendment, supplement or waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security (or any Holder of a Security issued upon the registration of transfer or exchange thereof or in lieu thereof), even if notation of the amendment, supplement or waiver is not made on the Security.  However, any such Holder or subsequent Holder may revoke the consent as to such Holder’s Security or portion of the Security if the Trustee receives the written notice of revocation before the date the amendment, supplement or waiver becomes effective.  After an amendment, supplement or waiver becomes effective in accordance with its terms, it shall bind every Holder.

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture.  If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at the close of business on such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date, and for this purpose the Securities then outstanding shall be computed as of such record date.  No such consent shall become valid or effective more than 120 days after such record date.

Section 9.5                                      Notation on or Exchange of Securities

If an amendment or supplement changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder.  Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms, but the failure to make the appropriate notation or to issue a new Security shall not affect the validity and effect of such amendment or supplement.

Section 9.6                                      Trustee To Sign Amendments

The Trustee shall sign any amendment or supplement authorized pursuant to this Article IX if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may but need not sign it.  In signing such amendment or supplement the Trustee shall be entitled to receive, and (subject to Section 7.1 hereof) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X

SUBSIDIARY GUARANTEE

Section 10.1                                Subsidiary Guarantee

Each Guarantor which is a party hereto or becomes a party hereto by executing and delivering a supplement to this Indenture pursuant to Section 4.9 hereof, jointly and severally, unconditionally Guarantees to each Holder and to the Trustee and its successors and assigns the full and punctual payment of principal of, premium (if any) and interest on the Securities when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to Section 4.7 or Section 4.11 hereof, acceleration or otherwise, and all other monetary obligations owing by the Company under this Indenture (including obligations owing to the Trustee) and the Securities (all the foregoing being hereinafter collectively called the “Obligations”).  The Guarantors further agree that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from the Guarantors, and that the Guarantors will remain bound under this Article X notwithstanding any extension or renewal of any Obligation.

The Guarantors waive presentation to, demand of, payment from and protest to the Company of any of the Obligations and also waive notice of protest for nonpayment.  The Guarantors waive notice of any Default under the Securities or the Obligations.  The obligations of the Guarantors hereunder shall not be affected by: (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Obligation; (iii) any rescission, waiver, amendment, modification or supplement of any of the terms or provisions of this Indenture (other than this Article X), the Securities or any other agreement; (iv) the release of security, if any, held by any Holder or the Trustee for the Obligations or any of them; (v) the failure of any Holder or the Trustee to exercise any right or remedy against any other guarantor of the Obligations; (vi) any change in the ownership of the Company; or (vii) any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law or equity (except for the payment of the Obligations in full).

The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein constitute a guarantee of payment when due (and not a Subsidiary Guarantee of collection) and waive any right to require that any resort be had by any Holder or the Trustee to security, if any, held for payment of the Obligations.

The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (except to the extent provided in Section 10.2 hereof), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense, setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise.

The Guarantors, jointly and severally, further agree that their Subsidiary Guarantees herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against the Guarantors by virtue hereof, upon the failure of the Company to pay any Obligation when and as the same shall become due, whether at Stated Maturity, upon optional redemption, required repurchase, acceleration, redemption or otherwise, the Guarantors hereby promise to and will forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Obligations, (ii) accrued and unpaid interest on such Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Obligations of the Company to the Holders and the Trustee.

The Guarantors, jointly and severally, agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of each Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Obligations as provided in Article VI, such Obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purposes of this Section 10.1.

The Guarantors, jointly and severally, also agree to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 10.1.

Section 10.2                                Limitation on Liability

Each Guarantor, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee.  To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such

Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article X, result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

Section 10.3                                Execution and Delivery of Subsidiary Guarantee

To evidence its Subsidiary Guarantee set forth in Section 10.1, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit D hereto will be endorsed by manual or facsimile signature by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers by execution of the signature page hereof or by execution of a supplemental indenture substantially in form of Exhibit E hereof.

Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 10.1 will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.  If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of each of the Guarantors.

In the event that the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, the Company will comply with the provisions of Section 4.9 hereof.

Section 10.4                                Successors and Assigns

Except as otherwise provided in Section 10.9 hereof, this Article X shall be binding upon the Guarantors and their successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights in accordance with the terms of this Indenture by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture, the Securities and the Subsidiary Guarantees.

Section 10.5                                No Waiver

Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article X shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege.  The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article X at law, in equity, by statute or otherwise.

Section 10.6                                Right of Contribution

Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment.  Each Guarantor’s right of contribution shall be subject to the terms and conditions of this Article X.  The provisions of this Section 10.6 shall in no respect limit the obligations and liabilities of any Guarantor to the Trustee and the Holders and each Guarantor shall remain liable to the Trustee and the Holders for the full amount guaranteed by such Guarantor hereunder.

Section 10.7                                No Subrogation

Notwithstanding any payment or payments made by any of the Guarantors hereunder, no Guarantor shall be entitled to exercise any rights of subrogation it may have to any of the rights of the Trustee or any Holder against the Company or any other Guarantor or any collateral security or guarantee or right of offset held by the Trustee or any Holder for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Trustee and the Holders by the Company on account of the Obligations are paid in full.  If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Trustee and the Holders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Trustee in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Trustee, if required), to be applied against the Obligations.

Section 10.8                                Modification

No modification, amendment or waiver of any provision of this Article X, nor the consent to any departure by the Guarantors therefrom, shall in any event be effective unless the same shall be made in accordance with Article IX hereof.  No notice to or demand on the Guarantors in any case shall entitle the Guarantors to any other or further notice or demand in the same, similar or other circumstances.

Section 10.9                                Merger, Consolidation or Sale of Assets of a Guarantor; Release of a Guarantor

(a)                                  The Company shall not permit a Guarantor to consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person (other than the Company or another Guarantor) unless:

(1)                                  immediately after giving effect to that transaction, no Default shall have occurred and be continuing; and

(2)                                  the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under its Subsidiary Guarantee pursuant to a supplemental indenture satisfactory to the Trustee.

(b)                                 So long as no Default or Event of Default has occurred and is continuing, the Subsidiary Guarantee of a Guarantor will be released:

(1)  (A) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) or (B) in connection with any sale or other disposition of all of the Capital Stock of a Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company and in each case provided that (I) the Company otherwise complies with the terms of this Indenture (including, without limitation, Section 4.7 hereof) with respect to such transaction and (II) upon completion of such transaction all obligations of such Guarantor with respect to Guarantees of other Indebtedness of the Company and its Restricted Subsidiaries terminate;

(2)  if the Company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the provisions of this Indenture; or

(3)  if the Company exercises either its legal defeasance option or its covenant defeasance option pursuant to Section 8.1 hereof.

Upon delivery by the Company to the Trustee of an Officers’ Certificate to the effect of any of clause (1), (2) or (3) of this Section 10.9(b), the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Subsidiary Guarantee and this Indenture.

ARTICLE XI

MISCELLANEOUS

Section 11.1                                Trust Indenture Act Controls

If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the provision required by the Trust Indenture Act shall control.

Section 11.2                                Notices

Any notice or communication shall be in writing in the English language and delivered in person or mailed by first-class mail, telecopier or overnight air courier guaranteeing next day delivery, addressed as follows (unless the Company and the Trustee agree to another method of delivery):

if to the Company or the Guarantors:

Carriage Services, Inc.
1900 Saint James Place, 4th Floor
Houston, Texas  77056
Attention:  Chief Financial Officer
Facsimile:  (713) 332-8401

with a copy to:

Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas  77002
Attention:  W. Christopher Schaeper
Facsimile:  (713) 654-1871

if to the Trustee:

Wells Fargo Bank, National Association

505 Main Street, Suite 301

Fort Worth, Texas  76102
Attention:  Corporate Trust Department
Facsimile:  (817) 885-8650

The Company or the Guarantors, by notice to the Trustee, or the Trustee by notice to the Company and the Guarantors, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication to a Holder shall be delivered to the Holder at the Holder’s address as it appears on the registration books of the Registrar by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar.

All notices and communications shall be deemed to have been duly given; at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; (other than those sent to Holders) when answered back, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.  If a notice or communication is delivered in the manner provided above, it is duly given, whether or not the addressee receives it.

Section 11.3                                Communication by Holders with other Holders

Holders may communicate pursuant to the Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Company, the

Trustee, the Registrar and anyone else shall have the protection of the Trust Indenture Act Section 312(c).

Section 11.4                                Certificate and Opinion as to Conditions Precedent

Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee: (i) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and (ii) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5                                Statements Required in Certificate or Opinion

Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include: (i) a statement that the individual making such certificate or opinion has read such covenant or condition; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

Section 11.6                                When Securities Disregarded

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded.  Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

Section 11.7                                Legal Holidays

A “Legal Holiday” is a day that is not a Business Day.  Notwithstanding any other provisions of this Indenture, the Securities or the Subsidiary Guarantees, if a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.  If a regular record date is a Legal Holiday, the record date shall not be affected.

Section 11.8                                Governing Law

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES.

Section 11.9                                No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

Section 11.10                          Successors

All agreements of the Company and (except as otherwise provided in Section 10.9 hereof) the Guarantors in this Indenture and the Securities and the Subsidiary Guarantees shall bind their respective successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11                          Multiple Originals; Counterparts

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Indenture.  This Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

Section 11.12                          Severability

In case any provision in this Indenture or in the Securities or the Subsidiary Guarantees is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 11.13                          Consent to Jurisdiction

Each of the Company and the Guarantors irrevocably submits to the non-exclusive jurisdiction of any New York state or U.S. federal court located in the City and State of New York over any suit, action or proceeding arising out of or relating to this Indenture, a Registration Rights Agreement or any Guarantee or Security.  Each of the Company and the Guarantors irrevocably waives, to the fullest extent permitted by law, any objection which it may have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in any inconvenient forum.

Nothing in this Section shall limit the right of the Trustee or any Holder to bring proceedings against the Company or any Guarantor in the courts of any other jurisdiction.

Section 11.14                          Table of Contents; Headings

The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 11.15                          No Adverse Interpretation of Other Agreements

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

CARRIAGE SERVICES, INC.

By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President and
Chief Financial Officer

GUARANTORS:

CARRIAGE FUNERAL HOLDINGS, INC.
CFS FUNERAL SERVICES, INC.
CARRIAGE HOLDING COMPANY, INC.
CARRIAGE FUNERAL SERVICES OF MICHIGAN, INC.
CARRIAGE FUNERAL SERVICES OF KENTUCKY, INC.
CARRIAGE FUNERAL SERVICES OF CALIFORNIA, INC.
CARRIAGE CEMETERY SERVICES OF IDAHO, INC.
WILSON & KRATZER MORTUARIES
ROLLING HILLS MEMORIAL PARK
CARRIAGE SERVICES OF CONNECTICUT, INC.
CSI FUNERAL SERVICES OF MASSACHUSETTS, INC.
CHC INSURANCE AGENCY OF OHIO, INC.
BARNETT, DEMROW & ERNST, INC.
CARRIAGE SERVICES OF NEW MEXICO, INC.
FORASTIERE FAMILY FUNERAL SERVICE, INC.
CARRIAGE CEMETERY SERVICES, INC.
CARRIAGE SERVICES OF OKLAHOMA, L.L.C.
CARRIAGE SERVICES OF NEVADA, INC.
HUBBARD FUNERAL HOME, INC.
CARRIAGE TEAM CALIFORNIA (CEMETERY), LLC
CARRIAGE TEAM CALIFORNIA (FUNERAL), LLC

Indenture Signature Page

CARRIAGE TEAM FLORIDA (CEMETERY), LLC
CARRIAGE TEAM FLORIDA (FUNERAL), LLC
CARRIAGE SERVICES OF OHIO, LLC
CARRIAGE TEAM KANSAS, LLC
CARRIAGE MUNICIPAL CEMETERY SERVICES OF NEVADA, INC.
CARRIAGE CEMETERY SERVICES OF CALIFORNIA, INC.
CARRIAGE INTERNET STRATEGIES, INC.
CARRIAGE INVESTMENTS, INC.
(FOR ITSELF AND AS GENERAL PARTNER OF CARRIAGE
MANAGEMENT, L.P)
CARRIAGE MANAGEMENT, L.P.
HORIZON CREMATION SOCIETY, INC.
CARRIAGE LIFE EVENTS, INC.
CARRIAGE MERGER I, INC.
CARRIAGE MERGER II, INC.
CARRIAGE MERGER III, INC.
CARRIAGE MERGER IV, INC.

By:	/s/ Joseph Saporito
Joseph Saporito
Executive Vice President

CARRIAGE INSURANCE AGENCY OF MASSACHUSETTS, INC.

By:	/s/ Melvin C. Payne
Melvin C. Payne
Chief Executive Officer

COCHRANE’S CHAPEL OF THE ROSES, INC.

By:	/s/ Wendy Wilson Boyer
Wendy Wilson Boyer
President

Indenture Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Melissa A. Scott
Melissa A. Scott
Vice President

Indenture Signature Page

EXHIBIT A

[FACE OF SECURITY]

CARRIAGE SERVICES, INC.

7.875% SENIOR NOTE DUE 2015

CUSIP NO. [143905 AG 2]
[U14532 AA 0]

No.	Principal Amount $

CARRIAGE SERVICES, INC., a Delaware corporation, promises to pay to                       , or registered assigns, the principal sum of                                                              dollars on January 15, 2015.

Interest Payment Dates:  January 15 and July 15, commencing July 15, 2005.

Record Dates:  January 1 and July 1.

Dated:                         ,

CARRIAGE SERVICES, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the
Securities referred to in the Indenture.

By:
Authorized Signatory

1

[BACK OF SECURITY]

CARRIAGE SERVICES, INC.

7.875% SENIOR NOTE DUE 2015

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.                                       Interest.  Carriage Services, Inc., a Delaware corporation (the “Company”), promises to pay interest on the principal amount of this Security at 7.875% per annum from January 27, 2005 until maturity.  The Company will pay interest semi-annually in arrears on January 15 and July 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”).  Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Security is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be July 15, 2005.  The Company will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate then in effect; it will pay, to the extent lawful, interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate as on overdue principal.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.                                       Method of Payment.  The Company will pay interest on the Securities (except Defaulted Interest) to the Persons who are registered Holders of Securities at the close of business on the January 1 or July 1 next preceding the Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.11 of the Indenture with respect to Defaulted Interest.  The Securities will be payable as to principal, premium, if any, and interest at the office or agency of the Paying Agent maintained for such purpose within the City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed by such Paying Agent to the Holders at their addresses set forth in the register of Holders; provided that payment by such Paying Agent by wire transfer of immediately available funds will be required with respect to principal of and interest, and premium, if any, on all Global Securities and all other Securities, the Holders of which have provided wire transfer instructions to the Company and the Paying Agent.  Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.  The principal of the Securities shall be payable only upon surrender of any Security at the specified offices of any Paying Agent.

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3.                                       Paying Agent and Registrar.  Initially, Wells Fargo Bank, National Association, will act as Paying Agent and Registrar.  The Company may appoint and change any Paying Agent or Registrar without notice to any Holder, and the Company or any of its Subsidiaries may act as Paying Agent or Registrar, all in accordance with the Indenture.

4.                                       Indenture.  The Company issued the Securities under an Indenture, dated as of January 27, 2005 (the “Indenture”), among the Company, the Guarantors named on the signature pages thereto and the Trustee.  The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.  The Securities are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms.  To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling to the extent permitted by law.  The Securities are unsecured obligations of the Company.  The Company initially issued $130,000,000 aggregate principal amount of Securities.  The Company may issue Additional Securities under the Indenture, subject to Section 4.3 of the Indenture.

5.                                       Optional Redemption.

(a)                                  At any time or from time to time on and after January 15, 2010 the Company may redeem all or a part of the Securities upon not less than 30 nor more than 60 days’ notice mailed to each Holder of Securities at such Holder’s registered address, in amounts of $1,000 or an integral multiple of $1,000, at the Redemption Prices (expressed as percentages of the principal amount) set forth below plus accrued and unpaid interest on the Securities, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on an Interest Payment Date that is prior to the Redemption Date), if redeemed during the 12-month period beginning January 15 of the years indicated:

Year	Percentage
2010	103.938%
2011	102.625%
2012	101.313%
2013 and thereafter	100.000%

(b)                                 Prior to January 15, 2008, the Company may on one or more occasions redeem up to an aggregate amount equal to 35% of the aggregate principal amount of the Securities (including any Additional Securities) originally issued under the Indenture at a Redemption Price of 107.875% of the principal amount of the Securities, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) with the Net Cash Proceeds of one or more Equity Offerings; provided that (i) at least 65% in aggregate principal amount of the Securities (including any Additional Securities) originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Securities held by the Company and its Subsidiaries) and (ii) each such redemption occurs within 90 days of the date of the closing of the related Equity Offering.

Except pursuant to the preceding paragraph, the Securities will not be redeemable at the Company’s option prior to January 15, 2010.  Except as set forth under Sections 4.7(c) and

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4.11 of the Indenture, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Securities or to repurchase the Securities at the option of the Holders.

6.                                       Denominations, Transfer, Exchange.  The Securities are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000.  The transfer of Securities may be registered and Securities may be exchanged as provided in the Indenture.  The Registrar or the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any transfer taxes or similar governmental charges or other fees required by law.  The Company need not exchange or register the transfer of any Security or portion of a Security selected for redemption, except for the unredeemed portion of any Security being redeemed in part.  Also, the Company need not exchange or register the transfer of any Securities for a period of 15 days before the day of any selection of Securities to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

If this is a Global Security, this Security represents the aggregate principal amount of outstanding Securities from time to time endorsed hereon, and the aggregate principal amount of outstanding Securities represented by this Security may from time to time be reduced or increased, as appropriate, to reflect exchanges, repurchases, transfers and redemptions in accordance with the Indenture.

7.                                       Persons Deemed Owners.  The registered Holder of a Security may be treated as its owner for all purposes.

8.                                       Amendment, Supplement and Waiver.  Subject to certain exceptions, the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Securities may be waived with the written consent of the Holders of at least a majority in outstanding principal amount of the Securities.  Without the consent of any Holder of a Security, the Indenture or the Securities may be amended or supplemented to cure any ambiguity, defect or inconsistency and as otherwise provided in Section 9.1 of the Indenture.

9.                                       Defaults.  If an Event of Default shall occur and be continuing, the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

10.                                 Defeasance.  The Indenture contains provisions for defeasance of (i) the entire indebtedness of the Company on this Security and (ii) certain restrictive covenants and the related Events of Default, subject to compliance by the Company with certain conditions set forth in the Indenture, which provisions apply to this Security.

11.                                 Individual Rights of Trustee.  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.  Any Agent may do the same with like rights.

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12.                                 No Personal Liability of Directors, Officers, Employees and Stockholders.  No director, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.  By accepting a Security, each Holder waives and releases all such liability.  The waiver and release shall be part of the consideration for the issue of the Securities.  The waiver may not be effective to waive liabilities under the federal securities laws.

13.                                 Authentication.  This Security will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

14.                                 Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.                                 [Additional Rights of Holders of Restricted Global Securities and Restricted Definitive Securities.  In addition to the rights provided to Holders of Securities under the Indenture, Holders of Restricted Global Securities and Restricted Definitive Securities will have all the rights set forth in the Registration Rights Agreement, dated as of January 27, 2005, among the Company, the Guarantors and the other parties named on the signature pages thereof.]

16.                                 CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture [and/or the Registration Rights Agreement].*  Requests may be made to:

Carriage Services, Inc.
1900 Saint James Place, 4th Floor
Houston, Texas  77056
Attention:  Chief Financial Officer

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

(I) or (we) assign and transfer this Security to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint

to transfer this Security on the books of the Company.  The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face
of this Security)

Signature Guarantee:

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Option of Holder to Elect Purchase

If you want to elect to have this Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, check the appropriate box below:

☐ Section 4.7	☐ Section 4.11

If you want to elect to have only part of the Security purchased by the Company pursuant to Section 4.7 or Section 4.11 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face
of this Security)

Tax Identification No.:

Signature Guarantee:

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[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Security	Amount of Increase in Principal Amount of this Global Security	Principal Amount of this Global Security Following such Decrease or Increase	Signature of Authorized Officer of Trustee or Securities Custodian

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EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Carriage Services, Inc.
1900 Saint James Place, 4th Floor
Houston, Texas  77056

Wells Fargo Bank, National Association

505 Main Street, Suite 301

Fort Worth, Texas  76102

Attention:  Corporate Trust Department

Re:  Carriage Services, Inc. 7.875% Senior Notes due 2015

(CUSIP [143905 AG 2] [U14532 AA 0]

Reference is hereby made to the Indenture, dated as of January 27, 2005 (the “Indenture”), among Carriage Services, Inc., as issuer (the “Company”), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                       (the “Transferor”) owns and proposes to transfer the Security[ies] or interest in such Security[ies] specified in Annex A hereto, in the principal amount of $                       in such Security[ies] or interests (the “Transfer”), to                                                         (the “Transferee”).  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Security or a Restricted Definitive Security pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Security is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Security for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Security and/or the Restricted Definitive Security and in the Indenture.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Security or a Restricted Definitive Security pursuant to Regulation S.  The

1

Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Security and/or the Restricted Definitive Security and in the Indenture and the Securities Act.

3.  ☐  Check if Transferee is an Institutional Accredited Investor that will take delivery of a beneficial interest in the IAI Global Security or a Restricted Definitive Security.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Securities and Restricted Definitive Securities and pursuant to and in accordance with the Securities Act and any applicable securities laws of any state of the United States, and is supported by a certificate executed by the Transferee in the form of Exhibit F to the Indenture and, if such transfer is in respect of a principal amount of Securities of less than $250,000, an Opinion of Counsel provided by the Transferor or Transferee.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Security or of an Unrestricted Definitive Security.

(a)  ☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(b)  ☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will no longer be

2

subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities, on Restricted Definitive Securities and in the Indenture.

(c)  ☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Security will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Securities or Restricted Definitive Securities and in the Indenture.

3

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

4

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Carriage Services, Inc.
1900 Saint James Place, 4th Floor
Houston, Texas  77056

Wells Fargo Bank, National Association

505 Main Street, Suite 301

Fort Worth, Texas  76102

Attention:  Corporate Trust Department

Re:  Carriage Services, Inc. 7.875% Senior Notes due 2015

(CUSIP [143905 AG 2]  [U14532 AA 0]

Reference is hereby made to the Indenture, dated as of January 27, 2005 (the “Indenture”), among Carriage Services, Inc., as issuer (the “Company”), the Guarantors named on the signature pages thereto and Wells Fargo Bank, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                                                     (the “Owner”) owns and proposes to exchange the Security[s] or interest in such Security[s] specified herein, in the principal amount of $                         in such Security[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.                                       Exchange of Restricted Definitive Securities or Beneficial Interests in a Restricted Global Security for Unrestricted Definitive Securities or Beneficial Interests in an Unrestricted Global Security

(a)  ☐                Check if Exchange is from beneficial interest in a Restricted Global Security to beneficial interest in an Unrestricted Global Security.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Security for a beneficial interest in an Unrestricted Global Security in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Securities and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)  ☐               Check if Exchange is from Restricted Definitive Security to Unrestricted Definitive Security.  In connection with the Owner’s Exchange of a Restricted Definitive Security for an Unrestricted Definitive Security, the Owner hereby certifies (i) the Unrestricted

1

Definitive Security is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Securities and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Security is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

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EXHIBIT D

FORM OF NOTATION OF SUBSIDIARY GUARANTEE

For value received, the undersigned Guarantor (which term includes any successor to such Guarantor under the Indenture) has, jointly and severally, with each other Subsidiary Guarantor, unconditionally guaranteed, to the extent set forth in, and subject to the provisions of, the Indenture dated as of January 27, 2005 (the “Indenture”) among Carriage Services, Inc. (the “Company”), the Guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”), the full and punctual payment of the principal of, premium if any, and interest on the Securities (as defined in the Indenture) when due, whether at Stated Maturity, or upon optional redemption, required repurchase pursuant to Section 4.7 or Section 4.11 of the Indenture, acceleration or otherwise, and all other monetary obligations owing by the Company under the Indenture (including obligations owing to the Trustee) and the Securities, all as more fully provided in Article X of the Indenture.  The obligations of the undersigned Guarantor to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee.  Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that this Subsidiary Guarantee shall be released in accordance with the provisions of Section 10.9(b) of the Indenture.

[NAME OF GUARANTOR(S)]

By:
Name:
Title:

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EXHIBIT E

FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY FUTURE GUARANTORS

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), is dated as of                                 , 2      , among [Name of Future Guarantor(s)]  (the “New Guarantor”), a subsidiary of Carriage Services, Inc., a Delaware corporation (the “Company”), the existing Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to herein (the “Trustee”). The New Guarantor and the existing Guarantors are sometimes referred to collectively herein as the “Guarantors,” or individually as a “Guarantor.”

W I T N E S S E T H

WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of January 27, 2005, relating to the 7.875% Senior Notes due 2015 (the “Securities”) of the Company;

WHEREAS, Section 4.9 of the Indenture provides that if the Company or any of its Restricted Subsidiaries acquires or creates another Restricted Subsidiary after the Issue Date, then the Company shall cause newly acquired or created Restricted Subsidiary to become a Guarantor by executing a supplemental indenture as provided in the Indenture; and

WHEREAS, pursuant to Section 9.1 of the Indenture, the Company and the Trustee are authorized to execute and deliver this Supplemental Indenture to amend or supplement the Indenture without the consent of any Holder.

NOW THEREFORE, to comply with the provisions of the Indenture and in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the other Guarantors, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Securities as follows:

1.                                    CAPITALIZED TERMS.  Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.                                    AGREEMENT TO GUARANTEE.  The New Guarantor hereby agrees, jointly and severally, with all other Guarantors, to unconditionally Guarantee to each Holder and to the Trustee the Obligations, to the extent set forth in the Indenture and subject to the provisions in the Indenture.  The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

3.                                    EXECUTION AND DELIVERY.  Each Guarantor agrees that the Subsidiary Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of any such Subsidiary Guarantee of any Guarantor.

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4.                                    NEW YORK LAW TO GOVERN.  THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

5.                                    COUNTERPARTS.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  This Supplemental Indenture may be executed in multiple counterparts which, when taken together, shall constitute one instrument.

6.                                    EFFECT OF HEADINGS.  The Section headings herein are for convenience only and shall not affect the construction hereof.

7.                                    THE TRUSTEE.  Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture.  This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

[OTHER GUARANTORS]

By:
Name:
Title:

CARRIAGE SERVICES, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

3

EXHIBIT F

FORM OF CERTIFICATE TO BE DELIVERED BY
INSTITUTIONAL ACCREDITED INVESTORS

                              ,

Wells Fargo Bank, National Association,

as Trustee and Registrar

505 Main Street, Suite 301

Fort Worth, Texas  76102
Attention:  Corporate Trust Department

Ladies and Gentlemen:

We are delivering this letter in connection with our purchase of 7.875% Senior Notes due 2015 (the “Notes”) of Carriage Services, Inc. (the “Company”).  We hereby confirm that:

(i)                                     we are an “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act (an “Institutional Accredited Investor”);

(ii)                                  any purchase of Notes by us will be for our own account or, if we are buying for one or more institutional accounts for which we are acting as fiduciary or agent and we are not a bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), each such account is an Institutional Accredited Investor;

(iii)                               we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Notes and we, and any accounts for which we are acting, are able to bear the economic risks of its or their investment;

(iv)                              we are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided, however, that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

(v)                                 we acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase Notes.

We understand that the Notes were offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Notes have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Notes, that such Notes may be offered, resold, pledged or otherwise

1

transferred only (i) in the United States to a person whom we reasonably believe to be a qualified institutional buyer (as defined in Rule 144A under the Securities Act) in a transaction meeting the requirements of Rule 144A under the Securities Act, (ii) in a transaction meeting the requirements of Rule 144 under the Securities Act, (iii) outside the United States in a transaction meeting the requirements of Rule 903 or 904 under the Securities Act, (iv) to the Company, (v) to another Institutional accredited Investor, or (vi) pursuant to an effective registration statement, and, in each case, in accordance with any applicable securities laws of any State of the United States, and we will, and each subsequent holder of the Notes is required to, notify any subsequent purchaser from us or it of the resale restrictions set forth in clauses (i) – (vi) above.  We acknowledge that the Notes will bear legends substantially to the foregoing effect.  We understand that the registrar will not be required to accept for registration of transfer any Notes, except upon presentation of evidence satisfactory to the Company that the foregoing restrictions on transfer have been complied with.

We acknowledge that you and the Company will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Name of Purchaser]

By
Name:
Title:
Address:

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